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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.            )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

TeleTech Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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TELETECH HOLDINGS, INC.
9197 S. Peoria Street
Englewood, Colorado 80112

 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

        The annual meeting of stockholders of TeleTech Holdings, Inc., a Delaware corporation, will be held at 9197 S. Peoria Street, Englewood, Colorado on Thursday, May 27, 2010, at 10:00 a.m., local time, for the following purposes:

  1.
  To elect eight directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified;

  2.
  To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2010;

  3.
  To approve the TeleTech Holdings, Inc. 2010 Equity Incentive Plan; and

  4.
  To transact such other business as may properly come before the annual meeting.

        The record date for the annual meeting is Monday, March 29, 2010. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the annual meeting of stockholders.

By Order of the Board of Directors,
JOHN R. TROKA, JR. Senior Vice President and Interim Chief Financial Officer
Englewood, Colorado April 12, 2010

YOUR VOTE IS IMPORTANT.
PLEASE COMPLETE, DATE, SIGN AND RETURN YOUR PROXY CARD PROMPTLY.

TELETECH HOLDINGS, INC.
9197 S. Peoria Street,
Englewood, Colorado 80112

 PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS

To be Held on Thursday, May 27, 2010

        The board of directors (the "Board") of TeleTech Holdings, Inc., a Delaware corporation, is soliciting proxies to be used at our annual meeting of stockholders (the "Annual Meeting") to be held at 10:00 a.m., local time, on Thursday, May 27, 2010, at our principal offices located at 9197 S. Peoria Street, Englewood, Colorado. This Proxy Statement contains important information regarding the Annual Meeting, the proposals on which you are being asked to vote, information about our voting procedures, and information you may find useful in determining how to vote.

        A number of abbreviations are used in this Proxy Statement. The term proxy materials includes this Proxy Statement, the enclosed proxy card, and our 2009 Annual Report on Form 10-K.

        The Board is distributing these proxy materials on or about April 13, 2010.

Notice of Internet Availability of Proxy Materials

        In accordance with rules adopted by the Securities and Exchange Commission (the "SEC"), we may now furnish proxy materials, including this Proxy Statement and our 2009 Annual Report on Form 10-K, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the notice regarding the Internet availability of proxy materials (the "Notice of Availability"), which was mailed separately to most of our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice of Availability also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice of Availability.

        The Notice of Availability provides you with instructions regarding how to:

  •
  View our proxy materials for the Annual Meeting on the Internet; and

  •
  Instruct us to send our future proxy materials to you electronically by email.

        Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of printing and mailing these materials on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Matters for Approval at the Annual Meeting

        The items of business scheduled to be voted on at the Annual Meeting are:

  •
  The election of eight directors (see page 7);

  •
  The ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2010 (see page 10); and

  •
  The approval of the TeleTech Holdings, Inc. 2010 Equity Incentive Plan (see page 10).

        We will also consider other business that properly comes before the Annual Meeting.

Board Recommendations

        Our Board recommends that you vote your shares: (1) "FOR" each of the nominees to the Board; (2) "FOR" the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2010; and (3) "FOR" the approval of the TeleTech Holdings, Inc. 2010 Equity Incentive Plan.

        Kenneth D. Tuchman, our Chairman and Chief Executive Officer ("CEO") and the beneficial owner of approximately 51.40% of the issued and outstanding shares of common stock as of the record date (50.10% of the shares entitled to vote, excluding stock options) has indicated that he intends to vote FOR all nominees for election to the Board, FOR ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2010 and FOR approval of the TeleTech Holdings, Inc. 2010 Equity Incentive Plan.

Quorum

        In order to conduct business at the Annual Meeting, a quorum of a majority of the outstanding shares of common stock entitled to vote as of the record date must be present in person or represented by proxy. Both abstentions and broker non-votes (described below) are counted for the purpose of determining the presence of a quorum.

Who Can Vote

        Stockholders of record at the close of business on the record date, March 29, 2010, may vote at the Annual Meeting. On the record date, we had 61,482,481 issued and outstanding shares of common stock, which were held by 551 record holders.

How You Can Vote—Voting Procedures

        Each share of common stock has one vote on all matters properly brought before the Annual Meeting. You can vote your shares if you are represented by proxy or present in person at the Annual Meeting. The method in which you vote your shares will depend on whether you are a stockholder of record or a beneficial owner.

        Stockholders of Record.    If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, a stockholder of record. As a stockholder of record, there are four ways to vote:

  •
  In person. You may vote in person at the Annual Meeting—we will give you a ballot when you arrive;

  •
  Via the Internet. You may vote by proxy via the Internet by visiting www.proxyvote.com and following the instructions provided in the Notice of Availability or the proxy card;

  •
  By Telephone. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll free number found on the vote instruction form and by following the voice instructions; or

  •
  By Mail. If you request printed copies of the proxy materials by mail, you may vote by proxy by filling out the proxy card and sending it back in the envelope provided.

        Beneficial Owners.    If your shares are held in an account at a brokerage firm, bank, broker-dealer, trust or other similar organization, like the vast majority of our stockholders, you are considered the beneficial owner of shares held in street name, and the Notice of Availability was forwarded to you by that organization. As the beneficial owner, there are four ways to vote:

  •
  In person. If you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the organization that holds your shares;

  •
  Via the Internet. You may vote by proxy via the Internet by visiting www.proxyvote.com and entering the control number found in the Notice of Availability;

  •
  By Telephone. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll free number found on the vote instruction form and by following the voice instructions; or

  •
  By Mail. If you request printed copies of the proxy materials by mail, you may vote by proxy by filling out the vote instruction form and sending it back in the envelope provided.

        Additional Procedures.    Votes cast by proxy prior to the Annual Meeting will be tabulated by an automatic system administered by Broadridge Financial Solutions, Inc. Votes cast by proxy or in person at the Annual Meeting will be counted by the persons we appoint to act as election inspectors for the Annual Meeting. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the tabulation of votes and will have no effect. Cumulative voting is not permitted in the election of directors. Consequently, you are entitled to one vote for each share of our common stock held in your name for as many persons as there are directors to be elected, and for whose election you have the right to vote.

        With respect to the other proposals submitted for stockholder approval (other than the election of directors), you may vote for or against the proposal, or you may abstain. Abstentions will have the same effect as a negative vote.

        If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute "broker non-votes." Generally, brokerage firms have the authority to vote your non-voted shares on certain "routine" matters, but not on other "non-routine" items. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered votes cast on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained.

Revoking Your Proxy or Changing Your Vote

        You may change your vote at any time prior to the taking of the vote at the Annual Meeting. If you are the stockholder of record, you may change your vote by:

  •
  Granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method);

  •
  Providing a written notice of revocation to our Corporate Secretary at TeleTech Holdings, Inc., 9197 S. Peoria Street, Englewood, Colorado 80112 prior to your shares being voted; or

  •
  Attending the Annual Meeting and voting in person. Your attendance at the meeting alone will not cause your previously granted proxy to be revoked unless you specifically so request before the taking of the vote.

        For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank, trustee or nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker, bank, trustee or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

Householding

        For stockholders of record, we have adopted a procedure called "householding," which the SEC has approved. Under this procedure, we are delivering a single copy of the Notice of Availability and, if applicable, this Proxy Statement and the 2009 Annual Report on Form 10-K to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing and mailing costs and the impact of printing and mailing these materials on the environment. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice of Availability and, if applicable, this Proxy Statement and the 2009 Annual Report on Form 10-K to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the Notice of Availability and, if applicable, this Proxy Statement or the 2009 Annual Report on Form 10-K, stockholders may contact us at TeleTech Holdings, Inc., 9197 S. Peoria Street, Englewood, Colorado 80112, Attention: Investor Relations, or by calling 303-397-8100.

        Stockholders who hold shares in "street name" (as described above) may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

Costs of Proxy Solicitation

        We will bear the costs of soliciting proxies from our stockholders. Some of our directors, officers and other employees, not specially employed for this purpose, may solicit proxies, without additional remuneration therefore, by personal interview, mail, telephone or other means of communication. We will request brokers and other fiduciaries to forward proxy soliciting material to the beneficial owners of shares of common stock that are held of record by such brokers and fiduciaries and will reimburse such persons for their reasonable out-of-pocket expenses.

Admission to the Annual Meeting

        If you plan to attend the Annual Meeting, please mark the appropriate box on the proxy card and return the proxy card promptly. If you are a stockholder of record and arrive at the Annual Meeting without an admission ticket, you will only be admitted once we verify your share ownership at the stockholders' admission counter. If you are a beneficial owner, you will only be admitted upon presentation of evidence of your beneficial holdings, such as a bank or brokerage firm account statement.

Stockholder List

        A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose germane to the meeting, at the Annual Meeting and at our principal office located at 9197 S. Peoria Street, Englewood, Colorado 80112 during normal business hours for a period of at least 10 days prior to the Annual Meeting.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

        The table below sets forth information, as of March 29, 2010, concerning the beneficial ownership of the following persons and entities:

  •
  Each person or entity whom we know beneficially owns more than five percent of our common stock;

  •
  Each of our directors and nominees for the Board;

  •
  Each of our named executive officers; and

  •
  All of our directors and executive officers as a group.

        We have determined beneficial ownership in accordance with SEC rules. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

        Applicable percentage ownership is based on 61,482,481 shares of common stock outstanding at March 29, 2010. In computing the number of shares of common stock beneficially owned by a person or entity and the percentage ownership of that person or entity in accordance with SEC rules, we deemed outstanding shares of common stock: (1) subject to stock options held by that person that are currently exercisable or exercisable within 60 days of March 29, 2010, and (2) issuable upon the vesting of Restricted Stock Units ("RSUs") within 60 days of March 29, 2010. Also in accordance with SEC rules, we did not deem outstanding these two categories of shares of common stock for the purpose of computing the percentage ownership of any other person or entity.

        The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted. Unless otherwise indicated, the address of each beneficial owner listed in the table is c/o TeleTech Holdings, Inc., 9197 Peoria Street, Englewood, Colorado 80112.

	Shares Beneficially Owned
Name and Address of the Beneficial Owner	Common Stock	Options Vested and Options and RSUs Vesting Within 60 Days of 3/29/2010	Total Beneficial Ownership as of 3/29/10		Percent of Class
5% Stockholders
Kenneth D. Tuchman	30,801,672	1,640,000	32,441,672	(1)	51.40%
Oppenheimer Funds, Inc. Two World Financial Center 225 Liberty Street New York, NY 10281	3,503,083		3,503,083	(2)	5.70%
Executive Officers and Directors
Kenneth D. Tuchman	30,801,672	1,640,000	32,441,672	(1)	51.40%
James E. Barlett	326,000	687,000	1,013,000	(3)	1.63%
William A. Linnenbringer	50,100	57,115	107,215	(4)	*
Ruth C. Lipper	25,000	122,115	147,115	(5)	*
Shrikant Mehta	15,000	37,115	52,115	(6)	*
Anjan Mukherjee	0	5,724	5,724	(7)	*
Robert M. Tarola	5,000	42,115	47,115	(8)	*
Shirley Young	7,000	67,115	74,115	(9)	*
John R. Troka, Jr.	45,560	25,500	71,060	(10)	*
Gregory G. Hopkins	0	0	0		*
Michael M. Jossi	0	9,200	9,200	(11)	*

All directors and officers as a group (13 persons)	31,287,127	2,692,999	33,980,126		52.95%

*
Less than 1%.

(1)
Includes 30,791,672 shares subject to sole voting and investment power, 10,000 shares with shared voting and investment power and 1,640,000 options exercisable within 60 days after March 29, 2010. The shares with sole voting and investment power consist of: (i) 5,824,866 shares held by Mr. Tuchman; (ii) 14,766,806 shares held by a limited liability partnership controlled by Mr. Tuchman; (iii) 10,000,000 shares held by a revocable trust controlled by Mr. Tuchman; and (iv) 200,000 shares held by another limited liability partnership controlled by Mr. Tuchman. The shares with shared voting and investment power consist of 10,000 shares owned by Mr. Tuchman's spouse. Excluding Mr. Tuchman's 1,640,000 vested stock options, Mr. Tuchman is the beneficial owner of approximately 50.10% of the shares of common stock entitled to vote at the meeting.

(2)
As reported on Schedule 13G filed with the Securities and Exchange Commission in February 2010.

(3)
Includes 687,000 options exercisable within 60 days after March 29, 2010.

(4)
Includes 50,100 shares beneficially owned through a family trust, 50,000 options exercisable within 60 days after March 29, 2010, and 7,115 RSUs scheduled to vest within 60 days after March 29, 2010.

(5)
Includes 115,000 options exercisable within 60 days after March 29, 2010, and 7,115 RSUs scheduled to vest within 60 days after March 29, 2010.

(6)
Includes 30,000 options exercisable within 60 days after March 29, 2010, and 7,115 RSUs scheduled to vest within 60 days after March 29, 2010.

(7)
Includes 5,724 RSUs scheduled to vest within 60 days after March 29, 2010.

(8)
Includes 35,000 options exercisable within 60 days after March 29, 2010, and 7,115 RSUs scheduled to vest within 60 days after March 29, 2010.

(9)
Includes 60,000 options exercisable within 60 days after March 29, 2010, and 7,115 RSUs scheduled to vest within 60 days after March 29, 2010.

(10)
Includes 25,500 options exercisable within 60 days after March 29, 2010.

(11)
Includes 8,200 options exercisable within 60 days after March 29, 2010 and 1,000 RSUs scheduled to vest within 60 days after March 29, 2010.

PROPOSAL 1:
ELECTION OF DIRECTORS

        At the Annual Meeting, eight persons will be elected to our Board to hold office until the next annual meeting and until their respective successors are duly elected and qualified. The Board, upon recommendation of the Nominating and Governance Committee, has nominated each of the persons named below to serve as a director for a term of one year and it is the intention of the persons named as proxies in the enclosed proxy card to vote FOR the election of all such nominees.

Kenneth D. Tuchman
James E. Barlett
William A. Linnenbringer
Ruth C. Lipper
Shrikant Mehta
Anjan Mukherjee
Robert M. Tarola
Shirley Young

        Each of the nominees is currently serving as a director and has consented to being named in this Proxy Statement as a nominee and to continue to serve as a director if elected. Information concerning the eight nominees proposed for election to the Board is set forth below. Each nominee provides a depth of knowledge, experience and diversity of perspective to facilitate meaningful participation and, through service on the Board, satisfy our needs and the needs of our stockholders.

        If any of the nominees named below becomes unable or unwilling to serve as a director, shares represented by valid proxies will be voted FOR the election of such other person as the Board may nominate, or the number of directors that constitutes the full Board may be reduced to eliminate the vacancy.

Information Concerning the Nominees for Election as Directors

        Kenneth D. Tuchman, 50, founded our predecessor company in 1982 and has served as the Chairman of the Board since our formation in 1994. Mr. Tuchman's one-year term as a director will expire at the next annual meeting of stockholders. Mr. Tuchman served as our President and CEO from our inception until October 1999. In March 2001, Mr. Tuchman resumed the position of CEO. As our founder and a pioneer in the business process outsourcing industry, Mr. Tuchman possesses skills and experience that make him an essential member of our Board.

        James E. Barlett, 66, was elected to our Board in February 2000 and has served as Vice Chairman of the Board since October 2001. Mr. Barlett's one-year term as a director will expire at the next annual meeting of stockholders. Before joining us as Vice Chairman, Mr. Barlett served as the President and Chief Executive Officer of Galileo International, Inc. (now part of Travelport Limited), a provider of electronic global distribution services for the travel industry, from 1994 to 2001, and in addition was elected to be Chairman of Galileo in 1997, a position in which he served until leaving in 2001. Prior to joining Galileo, Mr. Barlett served as Executive Vice President of Worldwide Operations and Systems for MasterCard International Corporation, a New York Stock Exchange listed global provider of transaction processing and consulting services, where he was also a member of the MasterCard International Operations Committee. Other positions previously held by Mr. Barlett were Executive Vice President of Operations for NBD Bancorp (now part of Bank One Corporation), a New York Stock Exchange listed financial services company, and Vice Chairman of Cirrus, Inc. (part of MasterCard and an early developer of global ATM services). Mr. Barlett was also a partner with Touche Ross & Co., currently known as Deloitte & Touche LLP, a registered public accounting firm. Mr. Barlett currently serves on the Board of Directors of Celanese Corporation, a New York Stock exchange listed producer of specialty and intermediate chemical products, and served on the Board of Directors of Korn Ferry International, a New York Stock Exchange listed provider of executive search and placement services, from 1999 until 2009. We believe that Mr. Barlett's extensive and varied business career, including his domestic and international experience, his leadership roles in publicly held companies and his service as Chairman and CEO of an international travel process solutions company bring the necessary and desired skills and leadership for his valuable service to our Board.

        William A. Linnenbringer, 61, was elected to our Board in February 2003 and serves as Chair of the Audit Committee. Mr. Linnenbringer's one-year term as a director will expire at the next annual meeting of stockholders. In his 32-year career with PricewaterhouseCoopers LLP, a registered public accounting firm, Mr. Linnenbringer held numerous leadership positions, including Managing Partner for the U.S. banking and financial services industry practice, Chairman of the global financial services industry practice, and member of the firm's policy board and world council of partners. Mr. Linnenbringer retired as a partner of PricewaterhouseCoopers LLP in 2002. As set forth in the March 5, 2010 Proxy for SunTrust Banks, Inc., Mr. Linnenbringer was nominated for election to the Board of Directors for SunTrust Banks, Inc., a New York Stock Exchange listed financial services company. We believe that Mr. Linnenbringer's extensive financial, accounting and business experience, including his service as Chairman of the global financial services industry practice at PricewaterhouseCoopers LLP, provide the necessary and desired skills to serve on our Board and to serve as the Chair of the Audit Committee.

        Ruth C. Lipper, 58, was elected to our Board in May 2002 and serves as Chair of the Nominating and Governance Committee. Ms. Lipper's one-year term as a director will expire at the next annual meeting of stockholders. Ms. Lipper has spent more than 25 years working in various financial and philanthropic leadership roles. Ms. Lipper is currently a volunteer chairperson for the Lipper Family Foundation, a position she has held since 1998. From 1987 to 2000, Ms. Lipper was Executive Vice President and Treasurer for Lipper Analytical Services, Inc. Founded in 1973, Lipper Analytical Services was analyzing nearly 40,000 mutual funds through offices in the U.S., London, and Hong Kong at the time of its sale to Reuters Group PLC in 1998. We believe that Ms. Lipper's extensive experience and knowledge of the financial services industry and her leadership role in various philanthropic activities provide the necessary and desired skills, experience and perspective to serve on our Board and to serve as the Chair of the Nominating and Governance Committee.

        Shrikant Mehta, 66, was elected to our Board in June 2004 and serves as the Chair of the Compensation Committee. Mr. Mehta's one-year term as a director will expire at the next annual meeting of stockholders. Mr. Mehta has been the President and Chief Executive Officer of Combine International, Inc., a wholesale manufacturer of fine jewelry, since 1974. He also serves on the Board of

Directors of Distinctive Devices, Inc., a manufacturer of cable set-top boxes and related software for the European and Indian cable market and a provider of IT services and real-time learning services, Caprius, Inc., a manufacturer of proprietary equipment for on-site medical waste processing, and various private corporations. We believe that Mr. Mehta's extensive domestic and international business experience, including his leadership role as chief executive officer of an international minority owned and operated business, provide the necessary and desired skills, experience and perspective to serve on our Board and to serve as the Chair of the Compensation Committee.

        Anjan Mukherjee, 36, was elected to our Board in September 2009. Mr. Mukherjee's one-year term as a director will expire at the next annual meeting of stockholders. Mr. Mukherjee is a Managing Director of the Blackstone Group, one of the world's leading alternative asset management firms, where he has been since 2001. Prior to joining Blackstone, Mr. Mukherjee was with the Thomas H. Lee Company, a private equity investment firm, where he was involved with the analysis and execution of private equity investments in a wide range of industries. Before that, Mr. Mukherjee worked in the mergers and acquisitions group at Morgan Stanley, a New York Stock Exchange listed financial services company. We believe that Mr. Mukherjee's extensive investment and transactional experience, his broad business experience and in-depth knowledge and experience in financial matters provide the necessary and desired skills, experience and perspective to serve on our Board.

        Robert M. Tarola, 60, was elected to our Board in August 2008. Mr. Tarola's one-year term as a director will expire at the next annual meeting of stockholders. Mr. Tarola has been the President of Right Advisory LLC, a financial and business consulting company, since 2008. From 1999 to 2008, Mr. Tarola served as Senior Vice President and Chief Financial Officer of W. R. Grace & Co., a New York Stock Exchange listed specialty chemical company. Prior to joining W. R. Grace, Mr. Tarola served as Senior Vice President and Chief Financial Officer of MedStar Health, Inc., a not-for-profit regional healthcare system, and as a Partner with Price Waterhouse LLP (now PricewaterhouseCoopers LLP), a registered public accounting firm, where Mr. Tarola was a regional managing partner for the media and communications practice group. We believe that Mr. Tarola's extensive business, financial and accounting experience, including his service as chief financial officer of a publicly-held company with extensive domestic and international business provide the necessary and desired skills, experience and perspective to serve on our Board.

        Shirley Young, 74, was elected to our Board in August 2002. Ms. Young's one-year term as a director will expire at the next annual meeting of stockholders. Ms. Young has been President of Shirley Young Associates, LLC, a business advisory company, since 2000, and serves as Senior Adviser to General Motors—Asia Pacific, a New York Stock Exchange listed automobile manufacturer. She is a member of the Board of Governors of The Nature Conservancy, a charitable conservation organization, and Governor and Founding Chair of the Committee of 100, a national Chinese-American leadership organization, and Chair of its Cultural Associate, U.S.-China Cultural Institute. Previously, Ms. Young served as Corporate Vice President of General Motors responsible for China strategic development and as Executive Vice President of Grey Advertising, a global marketing company, and as President of Grey Strategic Marketing. She also served on the Board of Directors for Verizon, a New York Stock Exchange listed communications company, Bank of America, a New York Stock Exchange listed financial services company, Harrah's, a private gaming corporation, Dayton Hudson/Target, a New York Stock Exchange listed retailing company, and currently serves on the Board of Directors of SalesForce.com, a New York Stock Exchange listed enterprise cloud computing company. Ms. Young's extensive and broad international business experience and her leadership roles on many philanthropic organizations, as well as her extensive experience as a director of publicly held companies provide the necessary and desired skills, experience and perspective to serve on our Board.

Required Vote

        The eight nominees receiving the highest number of affirmative votes of the outstanding shares of common stock present or represented by proxy and voting at the Annual Meeting, will be elected as directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

Recommendation of the Board

        The Board recommends that you vote "FOR" all of the nominees for election to the Board.

 PROPOSAL 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        In accordance with its charter, the Audit Committee of the Board has selected the accounting firm of PricewaterhouseCoopers LLP, an independent registered public accounting firm, to serve as our independent registered public accounting firm for the year 2010 and recommends to the stockholders that they ratify that appointment. If the appointment is not ratified by our stockholders, the Audit Committee may consider whether it should appoint another independent registered public accounting firm. Representatives of PricewaterhouseCoopers LLP are expected to attend the annual meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Required Vote

        Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year 2010 requires the affirmative vote of a majority of the votes cast on the proposal. Unless marked to the contrary, proxies received will be voted "FOR" ratification of the appointment of PricewaterhouseCoopers LLP.

Recommendation of the Board and the Audit Committee

        The Board and the Audit Committee recommend that you vote "FOR" Proposal 2.

 PROPOSAL 3
APPROVAL OF TELETECH HOLDINGS, INC. 2010 EQUITY INCENTIVE PLAN

        We are asking you to approve the TeleTech Holdings, Inc. 2010 Equity Incentive Plan (the "2010 Plan"). Our Board has adopted, subject to stockholder approval, the 2010 Plan for members of our Board, as well as our and our subsidiaries' and affiliates' employees and consultants. The Board, upon the recommendation of the Compensation Committee, approved the 2010 Plan on March 30, 2010, subject to approval by our stockholders. The 2010 Plan will become effective if the 2010 Plan is approved by the affirmative vote of a majority of the votes cast with respect to the proposal by the shares present in person or represented by proxy and entitled to vote thereon at the Annual Meeting. A "majority of votes cast" means that the number of votes "FOR" the approval of the 2010 Plan must exceed the number of votes "AGAINST" the approval of the 2010 Plan.

        Upon approval by our stockholders of the 2010 Plan, the Board will terminate the TeleTech Holdings, Inc. Amended and Restated 1999 Stock Option and Incentive Plan, the TeleTech Holdings, Inc. 1995 Stock Option Plan and the TeleTech Holdings, Inc. Directors Stock Option Plan (together, "Current Equity Incentive Plans") with respect to any awards under such plans which have not yet been granted. The Current Equity Incentive Plans, however, will govern outstanding awards issued under such plans. As of March 29, 2010, 2,298,213 shares of common stock remained available for issuance under the Current Equity Incentive Plans and awards covering an aggregate of 6,214,541 shares of common stock were outstanding.

        The 2010 Plan is intended to replace the Current Equity Incentive Plans and increase the number of shares available for issuance from 2,298,213 under the Current Equity Incentive Plans to 4,000,000 under the 2010 Plan. The Compensation Committee and the Board currently estimate that at current grant levels and our stock price, the 4,000,000 shares proposed for issuance under the 2010 Plan would enable the Compensation Committee to make awards under the 2010 Plan for at least the next three years.

        The principal features of the 2010 Plan are summarized below for the convenience and information of our stockholders. This description is qualified in its entirety by reference to the 2010 Plan, which is attached to this Proxy Statement as Appendix A.

Introduction

Stockholder Approval Requirement

        Stockholder approval of the 2010 Plan is necessary in order for us to (1) meet the stockholder approval requirements of NASDAQ, (2) take tax deductions for certain compensation resulting from awards granted thereunder qualifying as performance-based compensation under section 162(m) of the Internal Revenue Code, as amended (the "Code"), and (3) grant incentive stock options ("ISOs") thereunder. Approval of the 2010 Plan requires the affirmative vote of a majority of the shares of common stock represented at the Annual Meeting in person or by proxy and entitled to vote. In the event stockholder approval of the 2010 Plan is not obtained, awards will continue to be made under the terms of the Current Equity Incentive Plans as currently in effect.

Highlights of the 2010 Plan

        The 2010 Plan authorizes the Compensation Committee (or, if the Board determines, another committee of the Board) to provide equity-based compensation in the form of stock options, stock appreciation rights ("SARs"), restricted stock, restricted stock units ("RSU"s), dividend equivalents, deferred stock, stock payments and performance-based awards structured by the Compensation Committee within parameters set forth in the 2010 Plan, for the purpose of providing our directors, officers, employees and consultants equity compensation, incentives and rewards for superior performance or to assure retention of our valued employees and officers. Some of the key features of the 2010 Plan that reflect our commitment to effective management of incentive compensation are as follows:

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  Limitations on Grants.  Subject to adjustment for equity restructurings and certain other corporate transactions as described below, the issuance of rights and certain other events described in the 2010 Plan, in addition to the share limitations described below under "Limitation on Awards and Shares Available," the number of shares that may be issued by us upon the exercise of awards under the 2010 Plan may not exceed 4,000,000 in the aggregate.

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  No Repricing or Replacement of Options or SARs.  The 2010 Plan prohibits, without stockholder approval: (1) the amendment of options or SARs to reduce the exercise price; and (2) the replacement of an option or SAR with cash or any other award when the price per share of the option or SAR exceeds the fair market value of the underlying shares.

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  No In-the-Money Option or SAR Grants.  The 2010 Plan prohibits the grant of options or SARs with an exercise or base price less than the fair market value of our common stock, generally the closing price of our common stock, on the date of grant.

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  Section 162(m) Qualification.  The 2010 Plan is designed to allow awards made under the 2010 Plan, including incentive bonuses, to qualify as performance-based compensation under section 162(m) of the Code.

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  Independent Administration.  The Compensation Committee, which consists of only independent directors, will administer the 2010 Plan if it is approved by stockholders.

Administration

        The 2010 Plan will be administered by the Compensation Committee. The Compensation Committee may delegate to a committee of one or more of its members or one or more of our officers, the authority to grant or amend awards to participants other than our senior executives who are subject to Section 16 of the Exchange Act or employees who are "covered employees" within the meaning of section 162(m) of the Code, and the regulations thereunder. Unless otherwise determined by the Board, the Compensation Committee shall consist solely of two or more non-employee directors appointed by and holding office at the pleasure of the Board, each of whom is an "outside director" within the meaning of section 162(m) of the Code and is an "independent director" under the rules of the NASDAQ.

        The Compensation Committee will have the authority to administer the 2010 Plan, including the power to determine eligibility, the types and sizes of awards, the price and timing of awards and the acceleration or waiver of any vesting restriction, as well as the authority to delegate such administrative responsibilities.

Eligibility

        Persons eligible to participate in the 2010 Plan include both our employees and our affiliates' and subsidiaries' employees and consultants, as determined by the Compensation Committee, and all non-employee members of the Board, currently consisting of six members.

Shares Available and Limitation on Awards

        Upon approval of the 2010 Plan by stockholders, an aggregate of 4,000,000 shares of our common stock will be available for grant pursuant to the 2010 Plan, the Current Equity Incentive Plans shall be terminated with respect to awards that have not been granted and the remaining 2,298,213 shares reserved for issuance will be cancelled. Any awards issued and remaining outstanding under the Current Equity Incentive Plans shall continue until exercise, conversion or termination in accordance with their respective terms.

        To the extent that an award terminates, expires, lapses, is forfeited or becomes unexercisable without having been exercised in full, for any reason, or an award is settled in cash without the delivery of shares to the holder, then any shares subject to the award will again be available for the grant of an award pursuant to the 2010 Plan. However, shares that have actually been issued under the 2010 Plan will not be returned to the 2010 Plan and will not be available for future distribution under the 2010 Plan.

        Awards granted under the 2010 Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by an entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock (but not awards made in connection with the cancellation and repricing of an option or stock appreciation right) ("Substitute Awards") will not reduce the shares authorized for grant under the 2010 Plan. Additionally, if a company acquired by us or any of our subsidiaries or affiliates or with which we or any of our subsidiaries or affiliates combined has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan may be used for awards under the 2010 Plan and will not reduce the shares authorized for grant under the 2010 Plan, absent the acquisition or combination, and will only be made to individuals who were not employed by or providing services to us or any of our subsidiaries or affiliates immediately prior to such acquisition or combination.

        The maximum number of shares of our common stock that may be subject to one or more awards granted to any one participant pursuant to the 2010 Plan during any calendar year is 1,000,000 and the maximum amount that may be paid in cash to any one participant during any calendar year with respect to any performance-based award is $5,000,000.

Awards

        The 2010 Plan provides for awards to be made in the form of: (1) incentive stock options, or "ISOs"; (2) nonqualified stock options; (3) restricted stock; (4) RSUs; (5) SARs; (6) dividend equivalents; (7) stock payments; (8) deferred stock units; and (9) performance-based awards. No determination has been made as to the types or amounts of awards that will be granted to specific individuals pursuant to the 2010 Plan. See "Summary Compensation" table and "Grants of Plan-Based Awards" table provided elsewhere in this Proxy Statement for information on awards granted under any of the Current Equity Incentive Plans to our named executive officers identified in those tables.

        Stock options, including ISOs, as defined under section 422 of the Code, and nonqualified stock options may be granted pursuant to the 2010 Plan. The option exercise price for all stock options granted pursuant to the 2010 Plan will not be less than 100% of the fair market value of our common stock on the date of grant, which is the date on which the Compensation Committee makes the final determination granting such option and all conditions and requirements for the issuance of such option grant are satisfied. Stock options may be exercised as determined by the Compensation Committee, but in no event may a stock option have a term extending beyond the tenth anniversary of the date of grant. ISOs granted to any person who beneficially owns, as of the date of grant, stock constituting more than ten percent of the total combined voting power of all classes of our stock, however, shall have an exercise price that is not less than 110% of the fair market value of our common stock on the date of grant and may not have a term extending beyond the fifth anniversary of the date of grant. The aggregate fair market value of the shares with respect to which options intended to be ISOs are exercisable for the first time by an employee in any calendar year may not exceed $100,000, or such other amount as the Code may provide from time to time.

        Restricted stock may be granted pursuant to the 2010 Plan. A restricted stock award is the grant of shares of our common stock at a price determined by the Compensation Committee that is nontransferable and may be subject to substantial risk of forfeiture until specific conditions are met. Conditions may be based on continuing service to us or any of our subsidiaries or affiliates or achieving performance goals. The restrictions will lapse in accordance with a schedule or other conditions determined by the Compensation Committee. Restricted stock may not be sold or encumbered until all restrictions are terminated or expire.

        The other types of equity awards that may be granted under the 2010 Plan include dividend equivalents, stock payments, deferred stock units, RSUs, SARs and performance awards.

        Dividend equivalents may be granted pursuant to the 2010 Plan, except that no dividend equivalents may be payable with respect to options or SARs pursuant to the 2010 Plan. A dividend equivalent is the right to receive the equivalent value of dividends paid on shares. Dividend equivalents that are granted by the Compensation Committee are credited as of dividend payment dates during the period between the date an award is granted and the date such award vests, restrictions lapse, or is distributed as determined by the Compensation Committee. Such dividend equivalents may be converted to cash or additional shares of our common stock by such formula, at such time and subject to such limitations as may be determined by the Compensation Committee.

        Stock payments may be granted pursuant to the 2010 Plan. A stock payment is a payment in the form of shares of our common stock or an option or other right to purchase shares, as part of a bonus, deferred compensation or other arrangement. The number or value of shares of any stock payment will be determined by the Compensation Committee and may be based on achieving one or more of the performance criteria listed below, or other specific criteria determined by the Compensation Committee. Stock payments may, but are not required to, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to any individual who is eligible to receive awards.

        Deferred stock units may be granted pursuant to the 2010 Plan. A deferred stock unit is a right to receive shares of our common stock. The number of shares of deferred stock units will be determined by the Compensation Committee and may be based on achieving one or more of the performance criteria listed below, or other specific criteria determined by the Compensation Committee. Deferred stock may constitute or provide for a deferral of compensation, subject to section 409A of the Code and there may be certain tax consequences if the requirements of section 409A of the Code are not met.

        RSUs may be granted pursuant to the 2010 Plan. A RSU award provides for the issuance of our common stock at a future date upon the satisfaction of specific conditions set forth in the applicable award agreement, which may include conditions based on achieving performance goals or other specific criteria, including service to us or any of our subsidiaries or affiliates. RSUs may be paid in cash, shares, or both, as determined by the Compensation Committee. RSUs may constitute or provide for a deferral of compensation, subject to section 409A of the Code and there may be certain tax consequences if the requirements of section 409A of the Code are not met.

        SARs may be granted pursuant to the 2010 Plan. A SAR entitles its holder, upon exercise of all or a portion of the SAR, to receive from us an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the SAR from the fair market value on the date of exercise of the SAR by the number of shares with respect to which the SAR has been exercised, subject to any limitations imposed by the Compensation Committee. The exercise price per share subject to a SAR will be set by the Compensation Committee, but may not be less than 100% of the fair market value on the date the SAR is granted. Payment of the SAR may be in cash, shares, or a combination of both, as determined by the Compensation Committee.

        Performance awards may be granted in the form of stock bonus awards, cash bonus awards or incentive awards that are paid in shares, cash or a combination of both. The value of performance awards may be linked to any one or more of the performance criteria listed below, or other specific criteria determined by the Compensation Committee, in each case on a specified date or dates or over any period or periods determined by the Compensation Committee. The goals are established and evaluated by the Compensation Committee and may relate to performance over any periods as determined by the Compensation Committee. The Compensation Committee will determine whether performance awards are intended to be performance-based compensation within the meaning of section 162(m) of the Code. Following is a brief discussion of the requirements for awards to be treated as performance-based compensation within the meaning of section 162(m) of the Code.

        The Compensation Committee may grant awards to employees who are or may be "covered employees," as defined in section 162(m) of the Code, that are intended to be performance-based compensation within the meaning of section 162(m) of the Code in order to preserve the deductibility of these awards for federal income tax purposes. Under the 2010 Plan, these performance-based awards may be either equity awards or performance bonus awards. Participants are only entitled to receive payment for a section 162(m) performance-based award for any given performance period to the extent that pre-established performance goals set by the Compensation Committee for the period are satisfied. These pre-established performance goals must be based on one or more of the following performance criteria:

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  net earnings (either before or after interest, taxes, depreciation and amortization);

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  gross or net sales or revenue;

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  net income (either before or after taxes);

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  adjusted net income;

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  operating earnings or profit;

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  cash flow (including, but not limited to, operating cash flow and free cash flow);

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  return on assets;

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  return on capital;

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  return on invested capital;

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  return on stockholders' equity;

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  total stockholder return;

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  return on sales;

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  gross or net profit or operating margin;

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  costs or expenses;

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  funds from operations;

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  working capital;

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  earnings per share;

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  adjusted earnings per share;

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  price per share of our common stock;

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  regulatory body approval for commercialization of a product or service;

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  implementation or completion of critical projects;

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  market share; and

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  economic value.

        Any of the foregoing performance goals may be measured with respect to us, or any of our subsidiaries, affiliates or other business units, either in absolute terms, terms of growth or as compared to any incremental increase, as compared to results of a peer group. The Compensation Committee will define in an objective fashion the manner of calculating the performance criteria it selects to use for such awards. With regard to a particular performance period, the Compensation Committee will have the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the goals that will be used to measure the performance for the period. Generally, a participant must be employed by, serve on our Board or provide services to us or any of our subsidiaries or affiliates on the date the performance-based award is paid to be eligible for a performance-based award for any period.

        The Compensation Committee may, in its sole discretion, provide that one or more objectively determinable adjustments will be made to one or more of the performance goals. Such adjustments may include one or more of the following:

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  items related to a change in accounting principle;

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  items relating to financing activities;

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  expenses for restructuring or productivity initiatives;

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  other non-operating items;

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  items related to acquisitions;

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  items attributable to the business operations of any entity acquired by us during the performance period;

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  items related to the disposal of a business or segment of a business;

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  items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards;

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  items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the performance period;

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  other items of significant income or expense which are determined to be appropriate adjustments;

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  items relating to unusual or extraordinary corporate transactions, events or developments;

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  items related to amortization of acquired intangible assets;

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  items that are outside the scope of our core, on-going business activities;

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  items related to acquired in-process research and development;

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  items relating to changes in tax laws;

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  items relating to major licensing or partnership arrangements;

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  items relating to asset impairment charges;

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  items relating to gains or losses for litigation, arbitration and contractual settlements; or

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  items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions.

        For all awards intended to qualify as performance-based compensation, such determinations will be made by the Compensation Committee within the time prescribed by, and otherwise in compliance with, section 162(m) of the Code.

        Payment Methods.    The Compensation Committee will determine the form and methods of payment for exercising a stock option, provided that the acceptable form and method of payment for exercising an ISO will be determined at the time of the grant.

        Vesting and Exercise of an Award.    The applicable award agreement governing an award will contain the period during which the right to exercise the award in whole or in part vests, including the events or conditions upon which the vesting of an award will occur or may accelerate. No portion of an award which is not vested at the holder's termination of service with us will subsequently become vested, except as may be otherwise provided by the Compensation Committee in the agreement relating to the award or by action following the grant of the award.

        Generally, an option or SAR may only be exercised while such person remains an employee, consultant or non-employee director of us or one of our subsidiaries or affiliates or for a specified period of time (up to the remainder of the award term) following the holder's termination of service with us or one of our subsidiaries or affiliates. Upon the grant of an award or following the grant of an award, the Compensation Committee may provide that the period during which the award will vest or become exercisable will accelerate, in whole or in part, upon the occurrence of one or more specified events, including a change in control or a holder's termination of employment or service with us or otherwise.

        Transferability.    No award under the 2010 Plan may be transferred other than by will or the laws of descent and distribution or, subject to the consent of the Compensation Committee, pursuant to a domestic relations order, unless and until such award has been exercised or the shares underlying such award have been issued and all restrictions applicable to such shares have lapsed. During the lifetime of the holder of an award granted under the 2010 Plan, only such holder may exercise such award unless it has been disposed of pursuant to a domestic relations order. After the holder's death, any exercisable portion of an award may be exercised by his personal representative or any person empowered to do so under such holder's will or the then applicable laws of descent and distribution until such portion becomes unexercisable under the 2010 Plan or the applicable award agreement. Notwithstanding the foregoing, the Compensation Committee may permit an award holder to transfer an award other than an ISO to any "family member" of the holder, as defined under the instructions to use of the Form S-8 Registration Statement under the Securities Act, subject to certain terms and conditions. Further, an award holder may, in a manner determined by the Compensation Committee, designate a beneficiary to exercise the holder's right and to receive any distribution with respect to any award upon the holder's death, subject to certain terms and conditions.

Adjustment Provisions

        Certain transactions with our stockholders not involving our receipt of consideration, such as a stock split, spin-off, stock dividend or certain recapitalizations may affect the share price of our common stock (which transactions are referred to collectively as "equity restructurings"). If an equity restructuring occurs, our Board or Compensation Committee will equitably adjust the class of shares issuable and the maximum number and kind of shares of our common stock subject to the 2010 Plan, and will equitably adjust outstanding awards as to the class, number of shares and price per share of our common stock. Other types of transactions may also affect our common stock, such as a dividend or other distribution, reorganization, merger, or other changes in corporate structure. If there is such a transaction, which is not an equity restructuring, and our Board or Compensation Committee determines that an adjustment to the 2010 Plan and any outstanding awards would be appropriate to prevent any dilution or enlargement of benefits under the 2010 Plan, our Board or Compensation Committee will equitably adjust the 2010 Plan as to the class of shares issuable and the maximum number of shares of our common stock subject to the 2010 Plan, as well as the maximum number of shares that may be issued to an employee during any calendar year, and will adjust any outstanding awards as to the class, number of shares, and price per share of our common stock in such manner as it may deem equitable.

Amendment and Termination

        The Board or the Compensation Committee may terminate, amend, or modify the 2010 Plan at any time; however, except to the extent permitted by the 2010 Plan in connection with certain changes in capital structure, stockholder approval will be obtained for any amendment to: (1) increase the number of shares available under the 2010 Plan; (2) reduce the per share exercise price of the shares subject to any option or SAR below the per share exercise price as of the date the option or SAR was granted; and (3) cancel any option or SAR in exchange for cash or another award when the option or SAR price per share exceeds the fair market value of the underlying shares.

        In no event may an award be granted pursuant to the 2010 Plan on or after the tenth anniversary of the date the stockholders approve the 2010 Plan.

Material U.S. Federal Income Tax Consequences

        The following is a general summary under current law of the material federal income tax consequences to an employee, consultant or non-employee director granted an award under the 2010 Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summarized tax information is not tax advice and does not discuss all aspects of federal income taxation that may be relevant. The general rules discussed below may vary, depending upon the personal circumstances of each individual holder. Accordingly, participants should consult a tax advisor to determine the income tax consequences of any particular transaction or award.

        With respect to nonqualified stock options, we are generally entitled to deduct, and the optionee recognizes taxable income in, an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. A participant exercising ISOs may not recognize taxable income upon exercise. While the exercise of the fair market value of our common stock received over the exercise price is an item of tax preference income, it is potentially subject to the alternative minimum tax. If a participant exercising ISOs meets the applicable holding period requirements, the holder of an ISO will not recognize taxable income at the time of exercise of an ISO or upon disposition of the shares and we would not be entitled to any deduction. In order to meet the holding requirement, the stock acquired upon exercise of an ISO must be held for a minimum of two years from the date of grant and one year from the date of exercise, in which case the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss. If the holding period requirements are not met, the ISO will be treated as one that does not meet the requirements of the Code for incentive stock options and the tax consequences described for nonqualified stock options will apply.

        The current federal income tax consequences of other awards authorized under the 2010 Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Section 83(b) election); RSUs, stock-based performance awards, dividend equivalents and other types of awards are generally subject to tax at the time of payment. Compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, we will generally have a corresponding deduction at the time the participant recognizes income, subject to section 162(m) of the Code with respect to covered employees.

        Section 162(m) of the Code.    Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards under the 2010 Plan, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year.

        Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under section 162(m), compensation attributable to stock awards will generally qualify as performance-based compensation if: (1) the award is granted by a compensation committee composed solely of two or more "outside directors"; (2) the plan contains a per-employee limitation on the number of awards which may be granted during a specified period; (3) the plan is approved by the stockholders; and (4) under the terms of the award, the amount of compensation an employee could receive is based solely on an increase in the value of the stock after the date of the grant (which requires that the exercise price of the option is not less than the fair market value of the stock on the date of grant), and for awards other than options, established performance criteria that must be met before the award actually will vest or be paid.

        The 2010 Plan is designed to meet the requirements of section 162(m); however, full value awards granted under the 2010 Plan will only be treated as qualified performance-based compensation under section 162(m) if the full value awards and the procedures associated with them comply with all other requirements of section 162(m). There can be no assurance that compensation attributable to awards granted under the 2010 Plan will be treated as qualified performance-based compensation under section 162(m) and thus be deductible to us.

        Section 409A of the Code.    Certain awards under the 2010 Plan may be considered "nonqualified deferred compensation" subject to section 409A of the Code, which imposes additional requirements on the payment of deferred compensation. Generally, if at any time during a taxable year a nonqualified deferred compensation plan fails to meet the requirements of section 409A, or is not operated in accordance with those requirements, all amounts deferred under the nonqualified deferred compensation plan for the current taxable year and all preceding taxable years, by or for any participant with respect to whom the failure relates, are includible in the gross income of the participant for the taxable year to the extent not subject to a substantial risk of forfeiture and not previously included in gross income. If a deferred amount is required to be included in income under section 409A, the amount will be subject to income tax at regular income tax rates plus an additional 20 percent tax, as well as potential premium interest tax.

New Plan Benefits

        As of the date of this Proxy Statement, no awards have been granted under the 2010 Plan. Awards are subject to the discretion of the Compensation Committee. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the 2010 Plan or the benefits that would have been received by such participants if the 2010 Plan had been in effect in the year ended December 31, 2009.

Required Vote

        Approval of the 2010 Plan requires the affirmative vote of a majority of the votes cast on the proposal. Unless marked to the contrary, proxies received will be voted "FOR" approval of the TeleTech Holdings, Inc. 2010 Equity Incentive Plan.

Recommendation

        The Board and the Compensation Committee recommend that you vote "FOR" Proposal 3. We believe strongly that the approval of the 2010 Plan is essential to our continued success. Our employees are one of our most valuable assets. Equity awards, including RSUs, stock options and other equity instruments, are vital to our ability to attract and retain outstanding and highly skilled individuals. Such awards also are crucial to our ability to motivate employees to achieve our goals.

 CORPORATE GOVERNANCE AND BOARD OF DIRECTOR MATTERS

Board Leadership Structure

        Our Board is led by a Chairman. Currently, Mr. Tuchman, our CEO, is also Chairman of the Board. With the exception of Mr. Barlett, who serves in the role of Vice Chairman, all of our other directors are independent. The Board has determined that having Mr. Tuchman serve as Chairman and CEO is in our best interests because of Mr. Tuchman's unique insight into the business process outsourcing industry as our founder; and because having Mr. Tuchman serve in both roles best aligns our strategic direction with the current and future trends of the business process outsourcing industry and allows for the efficient implementation of that strategy. The Board is aware of the potential conflicts that may arise in having Mr. Tuchman, our CEO and our largest stockholder, serve as Chairman, but believes that there are adequate safeguards in place to mitigate against such risks. These safeguards include executive meetings of the independent directors, the determination of compensation by a committee comprised of independent directors that utilizes the services of a compensation consultant and independent legal counsel, and the wide-ranging accounting and business experience of the members our Board generally and of the independent Audit Committee in particular. Finally, the extensive domestic and international experience of our Board members, many of whom are or have been chief executive officers of companies and have additional experience as directors of publicly-held companies, provides our CEO and Chairman with additional guidance on strategic objectives and risk management.

        The Board has not chosen to select a lead director as the Board believes that the safeguards described above mitigate risks involved in having Mr. Tuchman serve as CEO and Chairman. Further, the Board believes that appointing a lead director may serve to create a potential conflict among the directors and interfere with the unique insight into the business process outsourcing industry's current and future trends and the alignment of our strategic initiatives with those trends that Mr. Tuchman delivers in his role as Chairman and CEO. Lastly, the Board has in the past demonstrated the independence necessary to address potential conflicts of interest through the use of special and ad hoc committees to address specific matters when they arose.

The Board's Role in Our Risk Management

        The Board oversees and monitors our risk management practices. The Audit Committee annually conducts, with the assistance of our internal audit department, a risk assessment through independent reviews of our business processes and practices and through surveys of front-line and executive managers. Using this annual assessment, the Audit Committee develops a plan with our senior management to address any issues identified. The Audit Committee then reviews the annual assessment and remediation plan with the full Board. Additionally, the Audit Committee routinely requests that the internal audit department conduct audits of business processes that may present risks to us and reviews the results of such audits and actively monitors the progress of remediation plans. The full Board often meets with various members of senior management who present a full review of their operations, including areas that the Board has identified as necessary to manage risk. Additionally, the Compensation Committee independently reviews and approves the compensation plans of not only our executive officers, as discussed in the section entitled "COMPENSATION DISCUSSION AND ANALYSIS" below, but also of other employee groups. Lastly, the Compensation Committee meets with our human capital department to discuss the parameters of the various incentive and performance based compensation plans offered to our executive and non-executive employees.

Information Regarding the Board and Committees Thereof

        During 2009, the Board held seven meetings, including four regularly scheduled quarterly meetings and three special meetings, and the Board approved two matters through unanimous written consent.

At each Board meeting, the non-employees directors also met in executive session. Each director attended more than 75% of the total number of meetings of the Board and Committees on which he or she served. We do not have a formal policy on a director's attendance at annual meetings, although we encourage members of the Board to attend. Last year, all of our directors attended the annual meeting. The Board has determined that each of its non-employee directors and director nominees (William A. Linnenbringer, Ruth C. Lipper, Shrikant Mehta, Anjan Mukherjee, Robert M. Tarola and Shirley Young) is independent under applicable NASDAQ standards and SEC rules. In reaching this determination, the Board noted that Mr. Mehta is an indirect investor and director in a company that provided services to us prior to 2009. The Board determined that this relationship does not interfere with Mr. Mehta's exercise of independent judgment as a director.

        The Board has three standing committees—the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee. These committees assist the Board in the discharge of its responsibilities. The members of each committee are appointed by the Board and typically serve for one-year terms.

        As disclosed in our 2009 Annual Report on Form 10-K under the section titled "Item 3. Legal Proceedings", all directors on our Board in 2009, other than Messrs. Tarola and Mukherjee, and certain current (Messrs. Tuchman, Barlett and Troka) and certain former executive officers are named as defendants in: (1) a consolidated class action lawsuit under the caption In re: TeleTech Litigation in the United States District Court for the Southern District of New York; and (2) a shareholder derivative lawsuit filed in the Court of Chancery, State of Delaware under the caption Susan M. Gregory v. Kenneth D. Tuchman, et al. With regard to the consolidated class action lawsuit, on October 21, 2009 we and the other named defendants executed a stipulation of settlement with the lead plaintiffs. The United States District Court for the Southern District of New York has preliminarily approved the settlement and has set a hearing for final approval on June 11, 2010. With regard to the shareholder derivative lawsuit, on October 26, 2009, we and the other named defendants executed a stipulation of settlement with the lead plaintiffs. On January 5, 2010, the Court of Chancery, State of Delaware issued final approval of the settlement.

Committee Composition

        The following table provides the composition of each of our Board committees as of April 2010:

Director	Audit Committee	Compensation Committee	Nominating and Governance Committee
James E. Barlett
William A. Linnenbringer	✓		✓
Ruth C. Lipper	✓	✓	✓
Shrikant Mehta		✓
Anjan Mukherjee
Robert M. Tarola	✓
Kenneth D. Tuchman
Shirley Young	✓

Audit Committee

        The Audit Committee operates under the Audit Committee charter adopted by our Board and is responsible for, among other things:

  •
  Providing an open avenue of communication among the independent auditor, the vice president of internal audit and the Board;

  •
  Overseeing the adequacy of internal controls and financial reporting process and the reliability of the financial statements;

  •
  Selecting, evaluating and appointing or replacing the independent auditors;

  •
  Confirming and assuring the independence of the independent registered public accounting firm;

  •
  Reviewing and approving the provision by the independent registered public accounting firm of all permissible non-audit services;

  •
  Overseeing the function, adequacy and progress of the internal audit department;

  •
  Conducting or authorizing investigations into any matters within the Audit Committee's scope of responsibility;

  •
  Reviewing and approving the establishment and compliance with our Code of Conduct;

  •
  Overseeing our enterprise risk management programs; and

  •
  Reviewing and approving all related-party transactions.

        The current members of the Audit Committee are William A. Linnenbringer (Chair), Ruth C. Lipper, Robert M. Tarola and Shirley Young, each of whom is independent within the meaning of the NASDAQ Marketplace Rules and Rule 10A-3(b)(l) under the Securities Exchange Act of 1934. Our Board determined that Messrs. Linnenbringer and Tarola qualify as "audit committee financial experts" within the meaning of the SEC rules. Mr. Linnenbringer's relevant experience includes his 32-year career with PricewaterhouseCoopers LLP. Mr. Tarola's relevant experience includes his service as Senior Vice President and Chief Financial Officer of W.R. Grace & Co., as Senior Vice President and Chief Financial Officer of MedStar Health, Inc., and as a partner with Price Waterhouse LLP. During 2009, the Audit Committee held four regularly scheduled meetings and four special meetings, and approved one matter through unanimous written consent. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis.

Compensation Committee

        The Compensation Committee operates under the Compensation Committee charter adopted by our Board and is responsible for, among other things:

  •
  Reviewing performance goals and determining or approving the annual salary, bonus and all other compensation for each executive officer (consistent with the terms of any applicable employment agreement);

  •
  Reviewing, approving and recommending terms and conditions for all employee benefit plans (and changes thereto);

  •
  Administering the TeleTech Holdings, Inc. Amended and Restated 1999 Stock Option and Incentive Plan, the TeleTech Holdings, Inc. 1995 Stock Option Plan and the TeleTech Holdings, Inc. Directors Stock Option Plan and other employee benefit plans as may be adopted by us from time to time; and

  •
  Recommending inclusion of the Compensation Discussion and Analysis in the Proxy Statement and our Annual Report on Form 10-K.

        The current members of the Compensation Committee are Shrikant Mehta (Chair) and Ruth C. Lipper, each of whom is an "independent director" as defined under the NASDAQ Marketplace Rules, a "non-employee director," as defined under SEC Rule 16b-3, and an "outside director," as defined under section 162(m) of the Code. During 2009, the Compensation Committee held four regularly scheduled meetings and four special meetings, and approved four matters through unanimous written consent. The Compensation Committee reviews and assesses the adequacy of its charter on an annual basis.

Nominating and Governance Committee

        The Nominating and Governance Committee operates under the Nominating and Governance Committee charter adopted by our Board and is responsible for, among other things:

  •
  Identifying and recommending to the Board qualified candidates for election or appointment to the Board; and

  •
  Overseeing matters of corporate governance, including the evaluation of Board performance and processes, and assignment and rotation of Board committee members.

        The current members of the Nominating and Governance Committee are Ruth C. Lipper (Chair) and William A. Linnenbringer, each of whom satisfies the independence requirements for nominating committee members pursuant to the NASDAQ Marketplace Rules. During 2009, the Nominating and Governance Committee held four regularly scheduled meetings. The Nominating and Governance Committee reviews and assesses the adequacy of its charter on an annual basis.

Code of Conduct and Committee Charters

        We have adopted a Code of Conduct applicable to all of our directors, officers (including our CEO, Interim Chief Financial Officer, Controller and any person performing similar functions) and employees which includes the prompt disclosure of any waiver of the Code of Conduct, approved by our Board, for executive officers or directors. The Code of Conduct is available on our website, and we intend to disclose any waivers of, or amendments to, the Code of Conduct on our website. The Code of Conduct, Audit Committee charter, Compensation Committee charter, and Nominating and Governance Committee charter may be viewed on our website at http://www.teletech.com by selecting the links to "Investors" and then "Corporate Governance." You may also obtain a copy of any of these documents without charge by writing to: TeleTech Holdings, Inc., at 9197 S. Peoria Street, Englewood, Colorado 80112, Attention: Corporate Secretary.

Communications with the Board

        Stockholders may communicate with the Board or any of the directors by sending written communications addressed to the Board or any of the directors c/o Corporate Secretary, TeleTech Holdings, Inc., 9197 S. Peoria Street, Englewood, Colorado 80112. All communications are compiled by the Corporate Secretary and forwarded to the Board or the individual director(s) accordingly.

Non-Employee Director Compensation Overview

        From January 1, 2009 through May 20, 2009, non-employee directors received: (1) an annual retainer of $40,000 (paid $10,000 per quarter); (2) a meeting fee of $1,000 for each Board or committee meeting attended; and (3) a meeting fee of $500 for each telephonic Board or committee meeting attended. The Chair of the Compensation Committee and the Chair of the Nominating and Governance Committee each received an additional fee of $5,000 per year and the Chair of the Audit

Committee received an additional fee of $20,000 per year. Non-employee directors also received stock options under our Current Equity Incentive Plans. Option awards granted to directors vest immediately upon date of grant and are exercisable into restricted stock for which restrictions lapse one year after the date of grant. Each non-employee director who was first elected or appointed to the Board received an option award to purchase 20,000 shares of common stock. Each non-employee director also received an option award to purchase 15,000 shares of common stock on the day of each annual meeting subsequent to his or her election or appointment to the Board, provided that he or she continued in office after the annual meeting. Due to the changes in our non-employee director compensation on May 21, 2009, as described below, the non-employee directors did not receive an option award to purchase 15,000 shares of common stock after the 2009 annual meeting.

        From May 21, 2009 through December 31, 2009, non-employee directors received: (1) an annual retainer of $75,000; (2) additional annual retainer fees for Board committee service as follows:

Chair of Audit Committee	$27,000
Other Members of Audit Committee	$13,500
Chair of Compensation Committee	$20,000
Other Members of Compensation Committee	$10,000
Chair of Nominating and Governance Committee	$15,000
Other Members of Nominating and Corporate Governance Committee	$5,000

(3) an annual grant (commencing with the 2009 Annual Meeting of Stockholders) of $75,000 of RSUs, based on the fair market value of our common stock on the grant date; and (4) for each non-employee director who first joins the Board on or after May 21, 2009, an initial grant, as of the date on which such independent director first joins the Board, of $100,000 of RSUs, based on the fair market value of our common stock on the grant date. The RSUs granted to non-employee directors vest in full on the earlier of the first anniversary of the date of grant or the date of the succeeding year's annual meeting of stockholders, or any change-in-control event (as defined in the RSU agreement). Upon appointment to the Board in September 2009, Mr. Mukherjee received an initial grant of $100,000 of RSUs.

2009 Non-Employee Director Compensation

        The following table presents information regarding the compensation paid during 2009 to our non-employee directors:

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards(1) ($) (c)	Option Awards ($) (d)	Non- Equity Plan Compen- sation ($) (e)	Change in Pension Value and Earnings ($) (f)	All Other Compen- sation ($) (g)	Total ($) (h)
William A. Linnenbringer	$95,794	$75,000	—	—	—	—	$170,794
Ruth C. Lipper	$92,966	$75,000	—	—	—	—	$167,966
Shrikant Mehta	$54,270	$75,000	—	—	—	—	$129,270
Anjan Mukherjee	$2,853	$100,000	—	—	—	—	$102,853
Robert M. Tarola	$52,588	$75,000	—	—	—	—	$127,588
Shirley Young	$74,213	$75,000	—	—	—	—	$149,213

(1)
The amounts set forth in column (c) reflect the aggregate dollar amounts recognized for stock awards for financial statement reporting purposes in accordance with the guidance in Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation ("FASB ASC Topic 718").

Equity Interests of Non-Employee Directors

        The following table presents the number of outstanding and unexercised option awards and the number of unvested stock awards held by each of our non-employee directors as of December 31, 2009:

	Number of Shares Subject to Outstanding Options as of 12/31/09	Number of Unvested Stock Awards as of 12/31/09
William A. Linnenbringer	50,000	7,115
Ruth C. Lipper	115,000	7,115
Shrikant Mehta	30,000	7,115
Anjan Mukherjee	0	5,724
Robert Tarola	35,000	7,115
Shirley Young	60,000	7,115

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

        Shrikant Mehta and Ruth C. Lipper served on the Compensation Committee. There were no Compensation Committee interlocks during 2009. None of the members of our Compensation Committee has been an officer or employee of TeleTech. None of our executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves on our Board or Compensation Committee.

Nominations of Directors

        The Nominating and Governance Committee does not set specific minimum qualifications for director positions. Instead, the Nominating and Governance Committee believes that nominations for election or re-election to the Board should be based on a particular candidate's merits and our needs after taking into account the current composition of the Board. The Nominating and Governance Committee considers potential candidates for director, who may come to the attention of the Nominating and Governance Committee through current directors, professional executive search firms, stockholders or other persons. When evaluating candidates annually for nomination for election, the Nominating and Governance Committee considers an individual's skills, diversity, independence from us, experience in areas that address the needs of the Board and ability to devote adequate time to Board duties. The Nominating and Governance Committee also seeks to achieve the appropriate balance of industry and business knowledge and experience, including, without limitation, expertise in the business process outsourcing industry or industries traditionally served by business process outsourcing companies, in light of the function and needs of the Board, as well as independence, financial expertise, public company experience, personal integrity and reputation. The Nominating and Governance Committee does not specifically define diversity, but values diversity of experience, perspective, education, race, gender and national origin as part of its overall annual evaluation of director nominees for election or re-election and as reflected in the Board's current composition. Whenever a new seat or a vacated seat on the Board is being filled, candidates that appear to best fit our needs and those of our Board are identified and unless such individuals are well known to the Board, they are interviewed and further evaluated by the Nominating and Governance Committee. Candidates selected by the Nominating and Governance Committee are then recommended to the full Board for approval.

        The Nominating and Governance Committee will consider candidates for the Board recommended by stockholders if the names and qualifications of such candidates are submitted in writing to our Corporate Secretary in accordance with the notice provisions for stockholder proposals discussed in the section entitled "GENERAL INFORMATION" under the heading "Next Annual Meeting of Stockholders". Although the Nominating and Governance Committee did not receive any stockholder nominations for candidates for the Board in 2008 or 2009, the Committee considers properly submitted nominees in the same manner as it evaluates other nominees. Following verification of the stockholder status of persons proposing candidates, the materials provided by a stockholder to us for consideration of a director nominee are forwarded to the Nominating and Governance Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC reports regarding their ownership and changes in ownership of our equity securities. Based on our review of these forms, we believe that our directors, executive officers and 10% stockholders filed all Section 16(a) reports on a timely basis during 2009.

Information Regarding Executive Officers

        The following persons were our executive officers as of December 31, 2009:

        Gregory G. Hopkins, 55, joined us in April 2004 as Executive Vice President, Business Development. In 2004, he was promoted to his present position of Executive Vice President, Global Accounts. Before joining us, he was Vice President and General Manager of Global Markets at Telwares Communications, LLC. Prior to joining Telwares, Mr. Hopkins was Executive Vice President of Virtela Communications, where he developed a global sales and pre-sales engineering team. Other positions previously held by Mr. Hopkins included Western Region Vice President at AT&T Global Services, and Corporate Accounts Vice President at Inacom Information Systems.

        Michael M. Jossi, 44, joined us in January 2005 as Vice President, Learning Services, and in December 2006, he was promoted to Senior Vice President, Human Capital. In April 2007, Mr. Jossi was promoted to Executive Vice President, Global Human Capital, a position he held on an interim basis until it was made permanent in August 2008. From 1998 until January 2005, Mr. Jossi was President and Chief Executive Officer of Active Education, Inc., a developer and provider of classroom and online computer training products for businesses.

        Carol J. Kline, 46, joined us in June 2008 as Executive Vice President and Chief Information Officer. From February 2007 until joining us, Ms. Kline was Executive Vice President of Operations of EchoStar. Before joining EchoStar, Ms. Kline was Chief Information Officer and Executive Vice President for America Online from June 2003 to February 2006 and was the Senior Vice President for Worldwide Operations of Qwest Communications, Inc. from July 2000 to June 2003.

        John R. Troka, Jr., 47, joined us in 2002 as Vice President of Global Finance. In August 2006, Mr. Troka was named Interim Chief Financial Officer, a position that he continues to hold, and in February 2008 he was promoted to the position of Senior Vice President of Global Finance. Before joining us, Mr. Troka was Vice President of Finance for Qwest Communications, Inc., formerly known as US West Communications. Mr. Troka is a licensed CPA in the state of Colorado.

        Information regarding Kenneth D. Tuchman, Chairman and CEO, and James E. Barlett, Vice Chairman, is provided in this section under the heading "Information Concerning the Nominees for Election as Directors".

 EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

        This section explains our executive compensation programs as it relates to the following "named executive officers":

Kenneth D. Tuchman	Chairman of the Board and CEO
James E. Barlett	Vice Chairman of the Board
John R. Troka, Jr.	Interim Chief Financial Officer and Senior Vice President, Global Finance
Gregory G. Hopkins	Executive Vice President, Global Accounts
Michael M. Jossi	Executive Vice President, Global Human Capital

Executive Compensation Program Overview and Design Principles

        Our goal for executive compensation is to attract, motivate and retain highly qualified executives focused on delivering superior performance that creates long-term investor value. We have developed and implemented executive compensation policies, plans and programs intended to closely align the financial interests of the named executive officers with those of our stockholders in order to enhance our long-term growth and profitability and therefore create long-term stockholder value. Our executive compensation program also requires each named executive officer to demonstrate exceptional individual performance and to contribute as a member of the team to our overall success rather than merely achieve specific objectives within that officer's area of responsibility. Each year, the Compensation Committee, which is made up entirely of independent directors, determines the compensation of the CEO and, after reviewing the CEO's recommendations, the other named executive officers.

Five Overarching Principles

        We have designed our executive compensation program around five overarching principles:

  •
  Structure compensation programs with a significant portion of variable, or at-risk, compensation to ensure that the actual compensation realized by named executive officers directly and demonstrably links to individual and company-wide performance;

  •
  Offer market competitive compensation opportunities that will allow us to attract and retain named executive officers capable of leading us to the fulfillment of our business objectives;

  •
  Ensure that our named executive officers remain focused on individual operational goals to build the foundation for our long-term success;

  •
  Align the interests of named executive officers and stockholders to achieve long-term stock price performance; and

  •
  Maintain an egalitarian culture with respect to compensation programs, such that a broad range of management employees may generally participate in the same equity-based and cash-based incentive programs as the named executive officers.

Four Components of Compensation

        To achieve the five overarching principles, the compensation program for the named executive officers consists of the following four components of compensation, in order of their importance:

  •
  Equity awards in the form of RSUs under our Equity Incentive Plans;

  •
  Annual performance-based cash incentives under our Management Incentive Plan ("MIP") as funded under our "incentive benefit pool";

  •
  Discretionary cash bonuses to recognize exceptional individual achievement and contributions to our overall financial performance as funded under our incentive benefit pool; and

  •
  Base salary.

        The named executive officers are also eligible to participate in our general health and welfare programs, 401(k) Plan, insurance program and other employee programs on substantially the same basis as other employees. Although we pay as perquisites all or a portion of the named executive officers' premiums for certain of these plans, we believe that perquisites should be limited in scope and value, and they have not historically constituted a significant portion of executive compensation.

Equity Awards

        Equity Awards in the Form of RSUs Minimize Dilution and Support Long-Term Focus.    We rely heavily on long-term equity awards in our executive compensation program to attract and retain an outstanding executive team and to motivate the executive team to improve our long-term financial performance. We implemented a program of awarding RSUs in order to motivate executives, enhance morale and teamwork, and encourage retention. Unlike a stock option award (which we last used in 2006), the compensation value of an RSU award does not depend solely on future stock price increases; at grant, its value is equal to our stock price. Although its value may increase or decrease with changes in our stock price before vesting, an RSU award will maintain value in the long term, encouraging retention. By contrast, the value of a stock option depends solely on future stock price appreciation. Accordingly, RSUs deliver significantly greater share-for-share compensation value at grant than stock options, and we can offer comparable grant date compensation with fewer shares and—with regard to RSUs that vest over time—less dilution to our stockholders.

        The Compensation Committee believes that RSU awards are the most effective way to align the named executive officers' interests with the interests of our stockholders and to attract and retain talented executives by providing a strong economic incentive to continued employment. Furthermore, the Compensation Committee believes that substantial equity ownership by individual executive officers helps to align their interests with the interests of our stockholders and to ensure that these individuals remain focused on building stockholder value.

Cash Incentives

        Performance-Based Cash Incentives Under Our MIP.    The Compensation Committee believes that the MIP is an important component of our executive compensation program as it provides immediate recognition to named executive officers whom the Compensation Committee has determined are eligible to receive an award based on the Compensation Committee's subjective evaluation of each named executive officer's performance. It is, however, a less significant factor in attracting new executive talent than our equity awards, as it tends to promote retention only in the short-term. The secondary significance of the MIP is evidenced by the fact that the CEO and the Vice Chairman have not historically elected to participate in the MIP.

        Discretionary Cash Bonuses Award Exceptional Individual Achievement.    We have not relied heavily on discretionary cash bonuses because we prefer to reward executive performance with long-term equity incentive compensation. Nevertheless, the Compensation Committee believes that discretionary cash bonuses are another important component of our executive compensation program because they allow the Compensation Committee to recognize exceptional individual achievement and contributions to our overall financial performance based on the Compensation Committee's subjective evaluation of each named executive officer's performance. This is especially true in situations where the Compensation Committee believes that performance-based cash incentives under the MIP have not adequately compensated an officer for his or her individual achievements and contributions.

        Base Salaries Reflect Our Emphasis on Building Stockholder Value.    The Compensation Committee believes that base salaries are much less important than long-term equity awards and performance-based cash incentives in meeting our compensation objectives. While we believe that base salaries should generally be competitive, we do not believe that base salaries provide significant long-term focus nor do we believe that they are a key driver in motivating our named executive officers to build stockholder value. As a result, we have historically set base salaries for our named executive officers at a midrange between the 25th and 75th percentiles of the "peer group" as described in this section under the heading "How We Use Peer Group, Survey and Benchmarking Data."

How We Use Consultants

        Since November 2004, we have retained the services of Compensia, Inc., an executive compensation consulting firm. From time to time, Compensia provides advice to the Compensation Committee and to us. In addition, since April 2008, the Compensation Committee has retained the services of Latham & Watkins, LLP, a law firm, to act as independent counsel to the Compensation Committee. No member of the Board or any named executive officer has any affiliation with either Compensia or Latham & Watkins and our CEO has not met with representatives of Compensia or Latham & Watkins regarding his compensation or the compensation of other named executive officers.

        Compensia.    The Compensation Committee either directly, or through our human capital department at the direction of the Compensation Committee, periodically seeks input from Compensia on a range of executive compensation issues. Among other things, Compensia provides the Compensation Committee with:

  •
  a periodic review of our compensation practices, trends and philosophy;

  •
  a competitive assessment of our executive compensation levels and pay-for-performance linkage;

  •
  an analysis of peer group companies that compete with us and that follow similar compensation models, along with benchmark compensation and benefits data for the peer group; and

  •
  a review of our equity award and cash incentive programs.

        Although Compensia provides recommendations on the structure of our compensation programs, Compensia does not determine the amount or form of compensation for any named executive officers. We do not use Compensia for services outside of executive compensation. We paid Compensia less than $34,000 in 2009 and less than $69,000 in 2008 for services provided.

        Latham & Watkins.    The Compensation Committee, either directly or indirectly through our legal or human capital departments at the direction of the Compensation Committee, periodically seeks advice from Latham & Watkins on various legal issues. Latham & Watkins reviews public disclosures relating to executive compensation and advises the Compensation Committee as to corporate governance issues and the legal structure of equity and cash compensation plans. Although Latham & Watkins may provide legal advice on the structure of compensation programs, Latham & Watkins does not determine the amount or form of compensation for any named executive officers. We do not use Latham & Watkins for services outside of those provided to the Compensation Committee.

How We Use Peer Group, Survey and Benchmarking Data

        With the assistance of our human capital department, the Compensation Committee identified a "peer group" of companies for 2009 that compete with us in the labor and capital markets and that follow similar compensation models. The peer group that the Compensation Committee reviewed to ensure that our total compensation is within a reasonably competitive range included: Affiliated Computer Services, Inc., APAC Customer Services Inc., Convergys Corporation, Genpact Ltd., ICT Group Inc., Spherion Corp., Sykes Enterprises Incorporated, and Wipro Ltd. The Compensation

Committee reviews the compensation practices of this peer group to effectively design compensation arrangements to attract new executives in our highly competitive, rapidly changing markets and to confirm proper levels of compensation for our named executive officers. This peer group data is one factor the Compensation Committee uses in determining executive compensation; it is not a definitive or a dispositive factor in making such compensation decisions. Moreover, the Compensation Committee does not adhere to strict formulas, benchmarking or its review of this peer group data to determine the mix of compensation elements. Instead, the Compensation Committee considers various factors in exercising its discretion to determine compensation, including the experience, responsibilities and performance of each named executive officer as well as our overall financial performance.

How We Use Employment Agreements

        From time to time, we have entered into employment agreements with senior officers, including some of the named executive officers. The Compensation Committee, however, has not entered into any employment agreements with any of the named executive officers since April 2004; although those agreements were amended in 2008 to bring them in compliance with section 409A of the Code. The Compensation Committee generally will approve employment agreements when it determines that an employment agreement is desirable to obtain a measure of assurance as to the executive's continued employment or to attract an executive in light of market conditions. Based on an evaluation of these factors, we previously entered into employment agreements with Messrs. Tuchman, Barlett and Hopkins. Pursuant to these agreements, Messrs. Tuchman and Barlett are entitled to receive an annual base salary. Messrs. Tuchman and Barlett are also entitled to participate in all other employee benefit plans, in each case, on terms and conditions no less favorable than the terms and conditions generally applicable to their peers. Mr. Hopkins is entitled to receive a base salary and is eligible to receive additional incentive compensation and discretionary cash bonuses, as may be determined by the Compensation Committee from time to time. Employment agreement provisions relating to severance, termination and change-in-control are discussed in greater detail in the EXECUTIVE COMPENSATION TABLES section under the heading "Potential Payments Upon Termination or Change in Control—Employment Agreements".

        In addition, notwithstanding the terms of their respective agreements with us and related to the Equity-Based Compensation Review discussed in greater detail in this section under the heading "Equity-Based Compensation Review", in September 2008, Messrs. Tuchman and Barlett voluntarily agreed to: (1) amend outstanding stock options that were mistakenly issued with an exercise price that was below the fair market value of our common stock on the appropriate accounting measurement date; and (2) forego any benefits from measurement date errors.

How We Determine Executive Compensation

Compensation Committee Determines All Executive Compensation

        The Compensation Committee determines all compensation for the named executive officers on an annual basis. The Compensation Committee conducts a subjective evaluation of the performance of each named executive officer to determine if any changes in the officer's compensation are appropriate. The CEO does not participate in the Compensation Committee's deliberations or decision with regard to his compensation. At the Compensation Committee's request, however, the CEO and the Executive Vice President, Global Human Capital review with the Compensation Committee the performance of the other named executive officers. The Compensation Committee gives considerable weight to the CEO's evaluation of the other named executive officers in its subjective evaluation because of his direct knowledge of each officer's performance and contributions.

        The Compensation Committee reviews peer group data as described in this section under the heading "How We Use Peer Group, Survey and Benchmarking Data". The Compensation Committee,

however, does not base its compensation decisions on such peer group data, but rather utilizes it as a measure of the competitive market for executive talent in our industry. The Compensation Committee also does not adhere to strict formulas to determine the mix of equity awards, performance-based cash incentives and base salaries. The Compensation Committee can and does consider our objective financial results in its subjective evaluation of each named executive officer's performance. However, there is no formulaic tie between our financial results and the Compensation Committee's evaluation of the performance of each named executive officer. The Compensation Committee also considers various factors in exercising its discretion to determine the composition of and amount of compensation for each named executive officer. The ability to impose subjective judgment and to consider various factors in its discretion, rather than relying on a formulaic approach, provides important flexibility in determining compensation components and the amount of compensation required to retain current executives, to attract new executives in our highly competitive, rapidly changing markets and to confirm appropriate levels of compensation for our named executive officers. For each named executive officer, the Compensation Committee determines the amount of each component of compensation under our executive compensation program using subjective criteria, based on each named executive officer's impact on our overall performance by examining the following "success factors":

  •
  contribution to our overall operating effectiveness, strategic success and profitability;

  •
  role in developing and maintaining key client relationships;

  •
  level of responsibility, scope, and complexity of such named executive officer's position relative to other named executive officers;

  •
  leadership growth and management development over the past year;

  •
  completion of strategic projects;

  •
  innovations to continuously improve performance and improve open communications;

  •
  ability to provide hands-on business problem solving and wise business decisions; and

  •
  demonstration of business ownership.

        The Compensation Committee selected these eight success factors because they believe they are important indicators of increased stockholder value. The success factors are not qualified or weighted for importance. The Compensation Committee's use of the success factors is tied to the responsibilities of the named executive officers. For example, greater weight will be given to the "role in developing and maintaining key client relationships" for the Executive Vice President, Global Accounts due to his responsibilities for overseeing sales operations, while greater weight will be given to the "completion of strategic projects" for the Executive Vice President, Global Human Capital due to his responsibilities for improving human capital tools used to manage our large employee base.

Equity Awards

        In determining the amount of any grant of an equity award to a named executive officer, the Compensation Committee reviews the outstanding equity awards of the named executive officer to determine whether additional awards are warranted in light of the Compensation Committee's review of the named executive officer's performance. The Compensation Committee then determines the actual award to any officer based on general reference to, but not benched to, our peer group data for equity compensation for the named executive officer's role with us and as compared to our other named executive officers and the relative performance of each other named executive officer.

        Vesting Conditions.    All RSU awards to our named executive officers give the named executive officer the right to receive a specified number of common shares at no cost to the named executive officer, if the terms of the grant are satisfied and the named executive officer is continuously employed through each vesting date. The Compensation Committee approves all equity awards and the grant date for any individual equity award is the date on which the Compensation Committee approves such grant. The Compensation Committee approves all equity awards at meetings of the Compensation Committee and does not use unanimous written consents for any equity award approvals. RSU awards typically vest over a period of four or five years. The named executive officer is generally not eligible to receive the shares if service is terminated before the RSUs vest. In addition, the vesting of RSUs may be affected by a change in control as discussed in the EXECUTIVE COMPENSATION TABLES section under the heading "Potential Payments Upon Termination or Change in Control". The Compensation Committee also has the discretion to accelerate the vesting of any RSU or stock option.

        2009 RSU Awards.    In March 2009 as part of our annual equity award process for both named executive officers and other management personnel, the Compensation Committee granted RSU awards that vest over time in four equal installments through 2013 to the following named executive officers: Mr. Barlett, 295,000 RSUs; Mr. Jossi, 25,000 RSUs; Mr. Hopkins, 25,000 RSUs; and Mr. Troka 100,000 RSUs. During 2009, the Compensation Committee did not authorize the grant of any performance-based RSUs to our named executive officers.

        Stock Options.    Under our Current Equity Incentive Plans, stock options are authorized to be issued at the discretion of the Compensation Committee. During 2009, the Compensation Committee did not authorize the grant of any stock options to our named executive officers.

        Equity-Based Compensation Review.    In 2008, we completed a review of our historical equity-based compensation practices (the "Equity-Based Compensation Review"). The Equity-Based Compensation Review determined that certain stock options had been issued with stated exercise prices that were determined to be lower than the fair market value of our common stock on the appropriate accounting measurement dates. As a result of the Equity-Based Compensation Review, the Compensation Committee adopted the following formal procedures regarding equity awards (including RSUs and stock options):

  •
  The Compensation Committee makes annual equity awards to named recipients at a set time each year;

  •
  The Compensation Committee makes all periodic equity awards, including new hire, promotion and special circumstance grants, at pre-scheduled monthly meetings;

  •
  A senior member of the human capital department, supported by designated members of the legal, tax and accounting departments, is responsible for ensuring that the accounting treatment, recipient notification requirements, and required disclosures have been determined for each equity award before the award is authorized by the Compensation Committee;

  •
  In advance of each meeting, the Compensation Committee is provided with information on the accounting treatment and any non-standard terms of each proposed equity award;

  •
  Equity awards (including RSUs and stock options) are not made until the approval date, which is the last date in which all of the following have been completed: (1) the Compensation Committee has approved the equity award at a duly convened meeting; and (2) all material terms of the relevant RSU, stock option or other equity security have been established (including the exercise price of any stock options); and

  •
  Other than as approved under new grant procedures, changes to grants after their approval date are prohibited, other than to withdraw a grant to an individual in its entirety because of a change in circumstances between approval and issuance of the grant or to correct clear clerical errors.

        In addition, we provided training for pertinent personnel with regard to the new equity grant procedures and reviewed these procedures after one year of operation and will continue to review these procedures in the future. Furthermore, we have expanded internal audit procedures relating to equity grant approval and documentation.

        Effect of Equity-Based Compensation Review on Compensation of Named Executive Officers.    In conjunction with the Equity-Based Compensation Review, our Board determined that in the case of stock options issued with stated exercise prices that were determined to be lower than the fair market value of our common stock on the appropriate accounting measurement dates, we would pay any incremental federal, state and employment taxes assessed upon employees (including the named executive officers) under section 409A of the Code and similar state tax provisions, including penalties and interest and tax "gross-ups," to make the employees whole for any adverse tax consequences arising as a result of the vesting or exercise of such options (collectively, the "Incremental Adverse Taxes"). Our Board determined that it would be appropriate and fair to pay the Incremental Adverse Taxes for all of our affected employees because the inadvertent mistake resulting in the Incremental Adverse Taxes was not due to any error on the part of the affected employees. We paid Incremental Adverse Taxes for two named executive officers in 2009: Messrs. Barlett and Hopkins. The aggregate amount of Incremental Adverse Taxes paid in 2009 on behalf of Messrs. Barlett and Hopkins for stock options vested, exercised or deemed exercised is included in the "Other Compensation" column of the "Summary Compensation Table" in the EXECUTIVE COMPENSATION TABLES section.

Funding for Performance-Based Cash Incentives Under the MIP and Discretionary Cash Bonuses

        Funding for performance-based cash incentives under the MIP and discretionary cash bonuses comes from our "incentive benefit pool." The structure of our incentive benefit pool allows us to make contributions periodically throughout the year based on our achievement of operating margin and revenue objectives in our internal business plan (excluding extraordinary, unusual or infrequently occurring events or changes in accounting principles). In any given year, we pay our MIP awards and discretionary cash bonuses, if any, out of the incentive benefit pool funding from the prior year.

        In 2009, seventy percent (70%) of the funding of our incentive benefit pool was based on our achievement of four quarterly and an annual operating margin targets and thirty percent (30%) of the funding of our incentive benefit pool was based on our achievement of four quarterly and an annual revenue targets. The Compensation Committee selected this blend of operating margin and annual revenue to reflect the market conditions expected during 2009 and to emphasize management performance in maintaining solid bottom-line results. Moreover, the Compensation Committee elected to fund the incentive benefit pool quarterly to drive management performance throughout the year rather than focusing on fiscal year end accomplishments. In measuring our performance under both the revenue and operating margin targets, we exclude certain one-time or unusual items which may occur during the year such as mergers, acquisitions, asset impairments, restructuring activities, abandonment charges or legal and settlement expenses. The dollar amount of our contribution to the incentive pool is based on our performance relative to the operating margin and revenue targets approved by the Compensation Committee.

        In 2009, the quarterly and annual revenue and operating margin targets for funding the incentive benefit pool and the 2009 results are set forth in the table below. If we had achieved at the 100% achievement level for all quarterly and annual revenue and operating margin targets in 2009, we would have funded the incentive benefit pool at approximately $10.0 million. If we had achieved at the maximum achievement level for all annual revenue and operating margin targets in 2009, we would have funded the incentive benefit pool at 125% (approximately $12.5 million). If we failed to achieve all minimum quarterly and annual revenue and operating margin targets in 2009, we would not have funded the incentive benefit pool in 2009. We funded the incentive benefit pool on a quarterly basis based on our achievement of the revenue and operating margin targets for the applicable quarter. If we performed between targets in 2009, we funded the incentive benefit pool to the lower target. If we did not meet the minimum target for quarterly or annual revenue or operating margin targets, we did not fund the incentive benefit pool for that amount allocated to the missed minimum target.

	Incentive Benefit Pool Funding
	First Quarter		Second Quarter		Third Quarter		Fourth Quarter		Annual		Cumulative
	15%		15%		15%		15%		40%
Revenue (in millions)
Maximum (125%)	$320.00		$326.00		$391.00		$418.00		$1,456.30
Target (100%)	$316.20		$322.70		$386.80		$414.10		$1,424.70
Minimum (75%)	$301.10		$321.10		$326.70		$335.00		$1,318.90
Actual Result	$304.00		$303.40	(1)	$281.50		$281.30		$1,170.20	(2)
Actual Achievement	75%		0%		0%		0%		0%
Actual Funding (in thousands)	$337.50		$0.00		$0.00		$0.00		$0.00
Operating Margin
Maximum (125%)	9.2%		10.5%		12.9%		13.6%		11.0%
Target (100%)	7.8%		9.7%		10.7%		11.7%		10.0%
Minimum (75%)	6.4%		8.0%		8.0%		8.3%		8.5%
Actual Result	7.4	%(3)	10.9	%(4)	10.8	%(5)	10.6	%(6)	9.9	%(7)
Actual Achievement	75%		125%		100%		75%		75%
Actual Funding (in thousands)	$787.50		$1,312.50		$1,050.00		$787.50		$2,100.00
TOTAL FUNDING (in thousands)	$1,125.00		$1,312.50		$1,050.00		$787.50		$2,100.00		$6,375.00

(1)
The Revenue for this quarter reported on our June 30, 2009 Report on Form 10-Q was $301.5 million, but for purposes of calculating Revenue achieved for this quarter, we included a $1.8 million billing settlement.

(2)
The Revenue for 2009 reported on our Annual Report on Form 10-K was $1,167.9 million, but for purposes of calculating Revenue achieved for 2009, we included a $1.8 million billing settlement.

(3)
The Operating Profit for this quarter reported on our March 31, 2009 Report on Form 10-Q was $20.3 million (6.7%), but for purposes of calculating the Operating Margin achieved for this quarter, we excluded $2.3 million of restructuring and impairment expenses.

(4)
The Operating Profit for this quarter reported on our June 30, 2009 Report on Form 10-Q was $23.0 million (7.6%), but for purposes of calculating the Operating Margin achieved for this quarter, we excluded $10 million of restructuring, impairment and settlement expenses.

(5)
The Operating Profit for this quarter reported on our September 30, 2009 Report on Form 10-Q was $28.0 million (10.0%), but for purposes of calculating the Operating Margin achieved for this quarter, we excluded $2.5 million of restructuring and abandonment expenses.

(6)
The Operating Profit for this quarter reported on our Annual Report on Form 10-K was $29.3 million (10.4%), but for purposes of calculating the Operating Margin achieved for this quarter, we excluded $0.1 million of restructuring expenses.

(7)
The Operating Profit for 2009 reported on our Annual Report on Form 10-K was $100.7 million (8.6%), but for purposes of calculating the Operating Margin achieved for 2009, we excluded $14.9 million of restructuring, impairment, settlement and abandonment expenses.

        By contrast, in 2008 we funded the incentive benefit pool based solely on operating income targets. In 2008, the target for funding 100% of the incentive benefit pool (approximately $10.0 million) was $189 million of operating income, and the minimum target level of operating income was approximately $130 million. If we failed to achieve the minimum target level of operating income, we would not have funded the incentive benefit pool in 2008. During 2008, we contributed $2.1 million (approximately

21% of the 100% funding amount) to the incentive benefit pool based on our achievement of $131.7 million of operating income (approximately 70% of the 100% funding level target). The operating income was calculated as income from operations of $109.0 million, plus: (1) $6.1 million of restructuring charges; (2) $2.0 million of impairment losses; and (3) $14.6 million of legal and accounting expenses attributable to the Equity-Based Compensation Review.

        While the incentive benefit pool funding targets are reset each year, the Compensation Committee seeks to set target levels for purposes of funding the incentive benefit pool that are difficult to achieve, but achievable, if certain conditions are satisfied, including, in particular the following:

  •
  we continue to operate our business to our historic standards of efficiency, production and performance;

  •
  we continue to close sales with new and existing customers;

  •
  we continue to control our costs of conducting and growing our business and operations;

  •
  external market forces are consistent with expectations (at the time we establish our annual budgets) in the business process outsourcing market;

  •
  clients we serve continue to remain financially sound and satisfy their contractual obligations to us; and

  •
  we do not experience unforeseen events, such as natural disasters, political or social instability or other casualty events that have a material adverse impact on our financial results.

        Consequently, our ability to achieve the incentive benefit pool funding targets each year is heavily dependent not only upon factors within our control, but also upon current economic conditions and the conditions outlined above. While there is uncertainty with respect to achieving the incentive benefit pool funding targets at the time it is set, our strong historical operating performance and the favorable business process outsourcing market conditions that we have benefited from in recent years, as well as the continued performance by clients with whom we contract, provide our named executive officers with a reasonable, although not certain, expectation of receiving performance-based cash incentives through the MIP and discretionary cash bonuses.

        In addition, the determination of awards of performance-based cash incentives through the MIP or through discretionary cash bonuses are subjective and subject to the discretion of the Compensation Committee, which has retained complete authority and discretion to decide whether to make any performance-based cash incentive awards and, if made, the amount of such awards. Further, the Compensation Committee has discretion to distribute less than the total amount of funds available in the incentive benefit pool.

Performance-Based Cash Incentives

        The Compensation Committee bases its decision to award performance-based cash incentives under the MIP and discretionary cash bonuses to individual named executive officers, if any, primarily on subjective criteria. Specifically, the Compensation Committee subjectively bases its decision to award performance-based cash incentives on the eight success factors. While the Compensation Committee can and does consider objective financial results in its subjective evaluation of a named executive officer's performance, there is no formulaic tie between the financial results and the amount of the performance-based cash incentives under the MIP or discretionary cash bonuses.

        MIP.    The potential range of performance-based cash incentives under the MIP for each named executive officer can vary depending on his or her job title and responsibilities. We have established the ranges for each position based on general reference to our peer group data and our experience in recruiting highly qualified candidates for the differing qualifications and responsibilities of those positions. As disclosed in the table below, the award range for executive vice presidents and senior vice presidents in 2009 was as follows:

Title	Performance-Based Cash Incentives— Maximum Range of Base Salary
Executive Vice President and Above	Zero to 150%
Senior Vice President	Zero to 112.5%

        The MIP does not provide for the adjustment or recovery of an award paid to a named executive officer if the results in a previous year are subsequently restated or adjusted in a manner that would have originally resulted in a smaller award.

        2009 MIP Payout.    For 2009, the Compensation Committee targeted the MIP range for participating named executive officers at the 75th percentile of bonus compensation for our peer group companies based on our peer group data (as discussed in this section under the heading "How We Use Peer Group, Survey and Benchmarking Data"). Due to the prevailing and uncertain economic conditions at the beginning of 2009, the Compensation Committee decided to not award any MIP payments to any named executive officers. Instead, the Compensation Committee decided to approve an approximately $1.1 million discretionary cash bonus program to pay discretionary cash bonuses to named executive officers and other high-performing management personnel to ensure their retention with us through the difficult economic environment expected at that time.

        2009 Discretionary Cash Bonuses.    As described immediately above, in 2009 the Compensation Committee approved a discretionary cash bonus program of approximately $1.1 million to pay discretionary cash bonuses to named executive officers and other high-performing management personnel to ensure their retention with us through the difficult economic environment expected at that time. The following named executive officers received an aggregate of $412,500 from the discretionary cash bonus pool: (1) our Executive Vice President, Global Accounts, Mr. Hopkins, received a discretionary cash bonus award of $150,000, equal to approximately 50% of his base salary, attributable to his work on maintaining existing accounts; (2) our Executive Vice President, Global Human Capital, Mr. Jossi, received a discretionary cash bonus award of $137,500, equal to approximately 50% of his base salary, attributable to his work in overseeing and successfully completing several strategic initiatives; and (3) our Interim Chief Financial Officer, Mr. Troka, received a discretionary cash bonus award of $125,000, equal to approximately 50% of his base salary, attributable to his individual contributions to our overall performance during 2009. Messrs. Tuchman and Barlett communicated to the Compensation Committee prior to the determination to award MIP payments or discretionary cash bonuses that they did not desire to participate in the MIP or the discretionary cash bonus program approved by the Compensation Committee.

2009 Base Salaries

        The Compensation Committee generally targeted the base salaries of our named executive officers for 2009 in a midrange between the 25th and 75th percentiles of the "peer group" as described in this section under the heading "How We Use Peer Group, Survey and Benchmarking Data". In part reflecting the impact of the broad economic recession in 2009, the Compensation Committee did not approve any base salary increases for any of the named executive officers.

CEO Compensation

        The independent members of the Board, at the recommendation of the Compensation Committee, determine adjustments to the CEO's compensation and evaluate the performance of the CEO. Historically, the Board has compensated Mr. Tuchman primarily through grants of equity and not through performance-based cash compensation under the MIP, discretionary cash bonuses or base salary. The Board believes that focusing Mr. Tuchman's compensation on equity awards better aligns the CEO compensation with the interests of stockholders.

        For 2009, Mr. Tuchman's base salary was $350,000. Mr. Tuchman did not receive any award of RSUs in either 2008 or 2009, and he again in 2009 communicated to the Compensation Committee before its determination to award any MIP or discretionary cash bonuses that he did not desire to participate in the MIP or to receive any discretionary cash bonuses. In 2009, Mr. Tuchman received additional compensation in the amount of approximately $47,196 (as discussed in the Executive Compensation Tables section under the heading "All Other Compensation Table").

Vice Chairman Compensation

        The Compensation Committee determines adjustments to the Vice Chairman's compensation and evaluates the performance of the Vice Chairman. Historically, the Compensation Committee has compensated Mr. Barlett primarily through grants of equity awards and not through performance-based cash compensation under the MIP, discretionary cash bonuses or base salary. The Compensation Committee believes that focusing Mr. Barlett's compensation on equity awards better aligns the Vice Chairman's compensation with the interests of stockholders.

        For 2009, Mr. Barlett's base salary was $350,000. During 2009, Mr. Barlett received an award of 295,000 RSUs, which vest over time in four equal installments through 2013, and he again in 2009 communicated to the Compensation Committee before its determination to award any MIP or discretionary cash bonuses that he did not desire to participate in the MIP or to receive any discretionary cash bonuses. In 2009, Mr. Barlett received additional compensation in the amount of approximately $1,640,376 (as discussed in the Executive Compensation Tables section under the heading "All Other Compensation Table"). In 2009, $1,577,347 of the $1,640,376 in additional compensation related to the payment of Incremental Adverse Taxes for our affected employees as discussed in this section under the heading "Effect of Equity-Based Compensation Review on Compensation of Named Executive Officers".

Tax and Accounting Considerations

        Limitations on the Deductibility of Compensation.    Under section 162(m) of the Code, unless certain exceptions apply, no tax deduction is allowed for annual compensation in excess of $1 million paid to our principal executive officer and three most highly compensated executive officers other than our principal financial officer unless it qualifies as "performance-based compensation" that has been disclosed to and approved by stockholders before the payment of such compensation. Performance-based compensation qualifying under section 162(m), among other requirements, must be payable only upon attainment of pre-established, objective performance goals that were established by a Board committee that consists only of "outside directors". In 2009, the Compensation Committee did not award any equity-based or other compensation that would meet the requirements of section 162(m). MIP payments do not meet the requirements for exempt performance-based compensation under section 162(m). In the future, the Compensation Committee will use its discretion to determine whether to make awards that satisfy the "qualified performance-based compensation" requirements of section 162(m) in order to maximize tax deductibility of executive compensation, while balancing the interests of our stockholders and the most appropriate methods and approaches for the design and delivery of compensation to our named executive officers.

        Section 409A of the Code imposes additional income taxes on executive officers for certain types of deferred compensation that do not comply with section 409A. In 2008, we revised several of our compensation plans and agreements with technical changes designed to cause nonqualified deferred compensation payable under such plans and agreements to comply with, or be exempt from, section 409A. We provide certain executives, including our named executive officers, with the opportunity to contribute all or a portion of their salaries, performance-based cash incentives or discretionary cash bonuses to a deferred compensation plan. We do not provide deferred compensation to the named executive officers in excess of their individual contributions and therefore, section 409A does not affect the structure of our compensation program for the officers. However, as described in this section under the heading "Effect of Equity-Based Compensation Review on Compensation of Named Executive Officers", we paid certain federal, state and employment taxes (which included taxes and penalties under section 409A) assessed upon two of our named executive officers (Messrs. Barlett and Hopkins) that resulted from stock options issued with stated exercise prices that were determined to be lower than the fair market value of our common stock on the appropriate measurement dates.

        Accounting Considerations.    The Compensation Committee also considers the accounting and cash flow implications of our executive compensation program. In our financial statements, we record salaries and performance-based cash incentives as expenses in the amount paid, or to be paid, to the named executive officers. Accounting rules also require us to record equity awards as an expense in our financial statements even though equity awards are not paid as cash to employees. The accounting expense of equity awards to employees is calculated in accordance with the guidance in FASB ASC Topic 718. The Compensation Committee believes, however, that the advantages of equity compensation programs, as discussed above, outweigh the non-cash compensation expense associated with them.

Compensation Risk Assessment

        In 2010, we conducted an assessment of our compensation policies and practices for all employees. We reviewed and discussed the results of this assessment with the Compensation Committee. Based on this assessment, review and discussion, we believe that any risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on us.

REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee has reviewed and discussed with management the disclosures included in this section entitled "COMPENSATION DISCUSSION AND ANALYSIS". Based upon this review and discussion, the Compensation Committee recommended to the Board that the section entitled "COMPENSATION DISCUSSION AND ANALYSIS" be included in this Proxy Statement.

Shrikant Mehta, Chair Ruth C. Lipper

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table For Year Ended December 31, 2009

        The following table sets forth the compensation for the services in all capacities to us or our subsidiary companies for the years ended December 31, 2009, 2008 and 2007 of (1) our CEO, (2) our Interim Chief Financial Officer, and (3) the three most highly compensated executive officers, other than the CEO and Interim Chief Financial Officer, employed by us as of December 31, 2009, whose total annual salary and bonus exceeded $100,000, referred to as the "named executive officers" in this Proxy Statement:

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus(1) ($) (d)	Stock Awards(2) ($) (e)	Option Awards(2) ($) (f)	Non-Equity Incentive Plan Compensation(3) ($) (g)	Change in Value of Nonqualified Deferred Compensation Earnings(4) ($) (h)	All Other Compensation(5) ($) (i)	Total (j)
Kenneth D. Tuchman	2009	$350,000	—	—	—	—	$142,124	$47,196	$539,320
(Chief Executive	2008	$350,000	—	—	—	—	—	$63,972	$413,972
Officer)	2007	$350,000	—	$16,600,000	—	—	—	$53,778	$17,003,778
James E. Barlett	2009	$350,000		$2,504,550	—	—	—	$1,640,376	$4,494,926
(Vice Chairman)	2008	$350,000	—	—	—	—	$6,368	$128,278	$484,646
	2007	$350,000	—	$16,600,000	—	—	$21,751	$339,535	$17,311,286
John R. Troka, Jr.	2009	$250,000	$125,000	$849,000	—	—	$42,081	$25,712	$1,291,793
(Interim Chief	2008	$242,308	—	$1,033,250	—	$15,000	—	$24,125	$1,314,683
Financial Officer)	2007	$196,923	$160,000	$1,936,500	—	$75,000	—	$5,392	$2,373,815
Gregory G. Hopkins	2009	$300,000	$150,000	$212,250	—	—	—	$180,494	$842,994
(Executive Vice	2008	$296,154	—	1,246,000	—	—	—	$572,074	$2,114,228
President Global Accounts)	2007	$275,000	$375,000	—	—	—	—	$632,007	$1,282,007
Michael Jossi	2009	$275,480	$137,500	$212,250	—	—	—	$28,358	$653,588
(Executive Vice President	2008	$250,000	—	$1,483,000	—	$41,667	—	$14,624	$1,789,291
Global Human Capital)	2007	$237,269	—	$3,863,700	—	$208,333	—	$2,416	$4,311,718

(1)
Amounts set forth in column (d) are discretionary cash bonus payments outside of the MIP that are not subject to pre-established and communicated performance measures. Bonuses are paid in the first quarter of the year following the year for which such bonus was awarded.

(2)
Amounts set forth in columns (e) and (f) were calculated pursuant the guidance in FASB ASC Topic 718. We calculate the fair value for RSUs based on the closing price of our common stock on the date of grant multiplied by the number of shares granted and assume with regard to performance vesting RSUs, if any, achievement of the performance targets. With regard to Mr. Tuchman, one-half of the his 2007 RSU award was performance-based over a five-year vesting period (20% per year) and the performance requirements for the first three years of the vesting period subsequently were not met. With regard to Mr. Barlett, his entire 2007 RSU award was a time-in-service-based RSU award which vests in ten equal annual installments beginning on January 22, 2008 and on each anniversary thereafter. With regard to Messrs. Troka and Jossi, two-thirds of the 2007 RSU awards for these individuals were performance-based over a three-year vesting period (33.33% per year) and the performance requirements subsequently were not met.

(3)
Amounts set forth in column (g) are annual MIP payments that are subject to the pre-established and communicated performance measures (specifically, the success factors described above in the section entitled "Executive Compensation Program Design and Implementation—The Role of Cash Compensation—Performance-Based Cash Incentives") and are paid during the first quarter of the year following the year for which such bonus was awarded.

(4)
Amounts set forth in column (h) are summarized below in the section entitled "Nonqualified Deferred Compensation". Pursuant to SEC regulations negative amounts are disclosed in the Nonqualified Deferred Compensation table below, but are excluded from the Summary Compensation Table.

(5)
Amounts set forth in column (i) are summarized below in the section entitled "All Other Compensation".

        The Summary Compensation Table should be read in conjunction with additional tables and narrative descriptions that follow. The Grants of Plan-Based Awards table, and the accompanying description of the material terms of the RSU awards granted in 2009, provides information regarding the long-term equity incentives awarded to named executive officers in 2009. The Outstanding Equity Awards at Year-End and Option Exercises and Stock Vested tables provide further information on the named executive officers' potential realizable value and actual value realized with respect to their equity awards. The base salaries for Messrs. Tuchman, Barlett and Hopkins were initially established in their employment agreements with us at $250,000, $250,000 and $275,000 respectively. The

Compensation Committee subsequently approved increases in the base salaries for Messrs. Tuchman, Barlett and Hopkins to the current levels. The employment agreements are described in the section below entitled "Potential Payments Upon Termination or Change in Control—Employment Agreements".

Nonqualified Deferred Compensation Table

        Named executive officers have the opportunity to contribute all or a portion of their salaries, discretionary cash bonuses or performance-based cash incentives to a deferred compensation plan. We do not provide deferred compensation to the named executive officers in excess of their individual contributions. The following table summarizes activity in our deferred compensation plan during 2009 for our named executive officers:

Name (a)	Executive Contributions in Last Fiscal Year(1) ($) (b)	Registrant Contributions in Last Fiscal Year ($) (c)	Aggregate Earnings in Last Fiscal Year(2) ($) (d)	Aggregate Withdrawals/ Distributions in Last Fiscal Year ($) (e)	Aggregate Balance at Last Fiscal Year End(3) ($) (f)
Kenneth D. Tuchman	—	—	$142,124	—	$1,269,870
James E. Barlett	—	—	$(2,704)	—	$587,194
John R. Troka, Jr.	$40,000	—	$42,081	—	$186,200
Gregory G. Hopkins	—	—	—	—	—
Michael M. Jossi	—	—	—	—	—

(1)
Amounts set forth in column (b) are included in "Salary," "Bonus" and/or "Non-Equity Incentive Plan" compensation columns of the Summary Compensation Table above for the named executive officers.

(2)
With the exception of a negative amount for Mr. Barlett, amounts set forth in column (d) are included in the "Change in Value of Non-qualified Deferred Compensation Earnings" column of the Summary Compensation Table above for the named executive officers.

(3)
Amounts set forth in column (f) were reported as compensation to the named executive officers in the Summary Compensation Table for 2009 and previous years.

All Other Compensation Table

        The following table describes the perquisites and other compensation received by the named executive officers during 2009:

Perquisite	Mr. Tuchman	Mr. Barlett	Mr. Troka	Mr. Hopkins	Mr. Jossi
Personal Use of Company Aircraft(1)	$6,514	$23,066	$—	$—	$—
Automobile(1)	33,952	15,474	—	—	—
Executive Health/Dental/Vision Premiums	5,560	4,227	5,543	5,757	7,645
Group Term/Executive Life Premiums	418	2,304	8,414	6,483	10,190
Deferred Death Benefit	752	11,900	154	—	—
401(k) Plan Matching Contributions	—	6,058	6,793	7,350	7,350
409A Payments(2)	—	1,577,347		159,750
Paid Time Off Donated	—	—	4,808	1,154	3,173

Total	$47,196	$1,640,376	25,712	$180,494	$28,358

(1)
Automobile and personal use of our aircraft are generally limited to Messrs. Tuchman and Barlett, the CEO and Vice Chairman, respectively.

(2)
We believe perquisites for executive officers should be extremely limited in scope and value. As a result, we have historically given nominal perquisites. However, as previously disclosed above in the section entitled "COMPENSATION DISCUSSION AND ANALYSIS" under the heading "Effect of Equity-Based Compensation Review on Compensation of Named Executive Officers", in 2007 our Board determined that in the case of stock options issued with stated exercise prices that were lower than the fair market value on the appropriate measurement dates, we would pay for all Incremental Adverse Taxes on behalf of any employees (including named executive officers). We have previously paid Incremental Adverse Taxes on behalf of Messrs. Barlett and Hopkins with respect to options exercised (or, under section 409A of the Code, "deemed exercised" with respect to Mr. Barlett) during 2007 and 2008. With payment of these amounts in 2009, we do not believe that we will pay any additional Incremental Adverse Taxes for either Messrs. Barlett or Hopkins in the future.

Grants of Plan-Based Awards

        Each of the Non-Equity Incentive Plan Awards reported in this "Grants of Plan-Based Awards" table refers to payments under the MIP. The material terms of these incentive awards are described in the section entitled "COMPENSATION DISCUSSION AND ANALYSIS". The following table sets forth information about the performance-based cash incentives under the MIP for the named executive officers in 2009 and the RSU stock awards to each named executive officer during 2009:

					Estimated Future Payouts Under Equity Incentive Plan Awards
						All Other Stock Awards: Number of Shares of Stock or Units(2) (#) (g)	All Other Option Awards: Number of Securities Underlying Options (#) (h)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
								Exercise or Base Price of Option Awards ($/Sh) (i)	Grant Date Fair Value of Stock and Option Awards(3) ($) (j)
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold, Target & Maximum($) (f)
Kenneth D. Tuchman	—	—	—	—	—	—	—	—	—
James E. Barlett	3/5/2009	—	—	—	—	295,000	—	—	$2,504,550
John R. Troka		$187,500	$250,000	$281,250	—
	3/5/2009					100,000	—	—	$849,000
Gregory G. Hopkins		$225,000	$300,000	$450,000	—
	3/5/2009					25,000	—	—	$212,250
Michael M. Jossi		$206,250	$275,000	$412,500	—
	3/5/2009					25,000	—	—	$212,250

(1)
Amounts set forth in columns (c), (d) and (e) are based on estimated future payouts under the 2009 MIP, assuming that the 2010 MIP is funded by the incentive benefit pool and the Compensation Committee elects to award performance-based cash incentives. Messrs. Tuchman and Barlett have elected not to participate in prior year MIPs and it is anticipated that they will not participate in the 2009 MIP. However, Messrs. Tuchman and Barlett are still eligible to receive payments under the 2009 MIP.

(2)
Amounts set forth in column (g) represent the number of shares underlying time-in-service based RSU awards.

(3)
Amounts set forth in column (j) represent the grant date fair value as determined pursuant to the guidance in FASB ASC Topic 718. We calculate the fair value for RSUs based on the closing price of our common stock on the date of grant multiplied by the number of shares granted and assume with regard to performance vesting RSUs, if any, achievement of the highest level of performance.

Outstanding Equity Awards at Year-End

        The following tables present information regarding the outstanding equity awards held by each of the named executive officers as of December 31, 2009, including the vesting dates for the portions of these awards that had not vested as of that date. All equity awards listed below were issued from our Equity Incentive Plans.

		Option Awards							Stock Awards
												Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights Have Not Vested (#) (j)
														Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested(5) ($) (k)
											Market Value of Shares or Units of Stock That Have Not Vested(4) ($) (i)
									Number of Shares or Units of Stock That Have Not Vested (#) (h)
		Number of Securities Underlying Unexercised Options
					Option Exercise Price ($) (e)
	Option Grant Date (b)						Option Expiration Date (f)	Award Grant Date (g)
Name (a)		Exercisable (#) (c)	Unexercisable (#) (d)
Kenneth D. Tuchman	10/1/2001	420,000	—		$7.95	(1)	10/1/2011	6/22/2007	150,000	(6)	$3,004,500	150,000	(7)	$3,004,500
	2/25/2002	420,000	—		$11.83		2/25/2012
	11/4/2005	800,000			$11.35		11/4/2015
James E. Barlett	1/31/2000	25,000	—		$24.06		1/31/2010	6/22/2007	400,000	(8)	$8,012,000	—		—
	5/3/2000	31,000	—		$31.63		5/3/2010	3/5/2009	295,000	(9)	$5,908,850	—		—
	5/24/2001	31,000	—		$9.42		5/24/2011
	10/15/2001	400,000	—		$7.84		10/15/2011
	2/25/2002	100,000	—		$11.83		2/25/2012
	5/13/2005	125,000			$7.79	(2)	5/13/2015
John R. Troka, Jr.	3/3/2003	3,000	—		$5.01		3/3/2013	1/22/2007	15,000	(10)	$300,450	16,667	(11)	$333,840
	6/23/2004	20,000	—		$8.36		6/23/2014	8/7/2008	18,750	(12)	$375,563	—		—
	2/15/2006	—	2,500	(3)	$12.75		2/15/2016	11/12/2008	56,250	(13)	$1,126,688	—		—
								3/5/2009	100,000	(9)	$2,003,000	—		—
Gregory G. Hopkins		—	—					8/7/2008	18,750	(12)	$375,563	—		—
								11/12/2008	75,000	(13)	$1,502,250	—		—
								3/5/2009	25,000	(9)	$500,750	—		—
Michael M. Jossi	1/10/2005	—	3,200	(3)	$9.25		1/10/2015	1/22/2007	6,000	(10)	$120,180	6,667	(11)	$133,540
	2/15/2006	—	5,000	(3)	$12.75		2/15/2016	4/13/2007	3,000	(14)	$60,900	3,334	(11)	$66,780
								6/22/2007	15,000	(6)	$300,450	16,667	(11)	$333,840
								8/7/2008	30,000	(12)	$600,900	—		—
								11/12/2008	75,000	(13)	$1,502,250	—		—
								3/5/2009	25,000	(9)	$500,750	—		—

(1)
On September 17, 2008 the Compensation Committee accepted Mr. Tuchman's voluntary offer to amend outstanding stock options that were granted on October 1, 2001 by increasing the exercise price from $6.98 to $7.95 per share after it was subsequently determined that these stock options were mistakenly issued with an exercise price that was below the fair market value of our common stock on the appropriate accounting measurement date. Mr. Tuchman did not receive any remuneration in exchange for the $0.97 per share increase in the exercise price of the stock options. All other terms of the stock options, including the vesting schedule, remain the same. The incremental fair value of the repriced stock options to Mr. Tuchman under the guidance in FASB ASC Topic 718 was $0.

(2)
On September 17, 2008 the Compensation Committee accepted Mr. Barlett's voluntary offer to amend outstanding stock options that were granted on May 13, 2005 by increasing the exercise price from $7.34 to $7.79 per share after it was subsequently determined that these stock options were mistakenly issued with an exercise price that was below the fair market value of our common stock on the appropriate accounting measurement date. Mr. Barlett did not receive any remuneration in exchange for the $0.45 per share increase in the exercise price of the stock options. All other terms of the stock options, including the vesting schedule, remain the same. The incremental fair value of the repriced stock options to Mr. Barlett under the guidance in FASB ASC Topic 718 was $0.

(3)
The unvested portion of this option award is scheduled to vest on the next anniversary of the option grant date.

(4)
The dollar amounts set forth in column (i) are determined by multiplying (x) the number of shares or units reported in column (h) by (y) $20.03 (the closing price of our common stock on December 31, 2009, the last trading day of 2009).

(5)
The dollar amounts set forth in column (k) are determined by multiplying (x) the number of shares or units reported in column (j) by (y) $20.03 (the closing price of our common stock on December 31, 2009, the last trading day of 2009).

(6)
The unvested portion of this time-in-service RSU award vests in three equal annual installments beginning on January 22, 2010 and on each anniversary thereafter.

(7)
The unvested portion of this performance-based RSU award vests in three equal annual installments beginning on March 1, 2010 and on each anniversary thereafter. Subsequent to December 31, 2009, the third annual installment of these performance-based RSUs was forfeited as the established performance metrics were not met.

(8)
The unvested portion of this time-in-service-based RSU award vests in eight equal annual installments beginning on January 22, 2010 and on each anniversary thereafter.

(9)
The unvested portion of this time-in-service-based RSU award vests in four equal annual installments beginning on March 5, 2010 and on each anniversary thereafter.

(10)
The unvested portion of this time-in-service RSU award vests in three equal annual installments beginning on January 22, 2010 and on each anniversary thereafter.

(11)
The unvested portion of this performance-based RSU award vests on March 1, 2010. Subsequent to December 31, 2009, the third and final installment of these performance based RSUs was forfeited as the established performance metrics were not met.

(12)
The unvested portion of this time-in-service RSU award vests in three equal annual installments beginning on March 1, 2010 and on each anniversary thereafter.

(13)
The unvested portion of this time-in-service RSU award vests in three equal annual installments beginning on November 12, 2010 and on each anniversary thereafter.

(14)
The unvested portion of this time-in-service RSU award vests in four equal annual installments beginning on April 13, 2010 and on each anniversary thereafter.

Option Exercises and Stock Vested

        The following table presents information regarding the exercise of stock options by named executive officers during 2009, and on the vesting of RSUs held by named executive officers during 2009.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise(1) ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting(2) ($) (e)
Kenneth D. Tuchman	—	—	50,000	$367,500
James E. Barlett	125,000	$1,255,964	50,000	$367,500
John R. Troka, Jr.	50,000	$342,412	30,000	$456,313
Gregory G. Hopkins	75,000	$541,500	31,250	$541,375
Michael M. Jossi	21,400	$83,176	43,000	$638,000

(1)
The dollar amounts set forth in column (c) above for option awards are determined by multiplying the difference between the actual sales price less the option price by the number of shares sold.

(2)
The dollar amounts set forth in column (e) above for stock awards are determined by multiplying (i) the number of shares of common stock to which the vesting of the unit related by (ii) the per-share closing price of our common stock on the date of vesting.

Potential Payments Upon Termination or Change in Control

Employment Agreements

        Other than the employment agreements described below with respect to Messrs. Tuchman, Barlett and Hopkins, none of the named executive officers is entitled to receive compensation or benefits upon termination other than as generally provided to all of our U.S. employees under our Severance Pay Plan approved by the Board in 2008. Each of the following three employment agreements were amended in December 2008 in order to comply with the deferred compensation section 409A of the Code.

        Agreement with Kenneth D. Tuchman.    We entered into an employment agreement with Mr. Tuchman, our Chairman and CEO, in October 2001. If, during the term, we terminate Mr. Tuchman's employment other than for cause, death or disability or if Mr. Tuchman resigns for "good cause", we will pay Mr. Tuchman as severance a sum equal to 24 months of Mr. Tuchman's then current base salary, plus 24 months of continued fringe benefits that he would have been entitled to receive as of the date of his termination. For purposes of Mr. Tuchman's employment agreement, "good cause" means (i) a material decrease in Mr. Tuchman's base salary and/or a material decrease in Mr. Tuchman's employee benefits (other than pursuant to a general reduction or modification of such salary or benefits generally applicable to TeleTech's senior executives); or (ii) a material change in the responsibilities or duties assigned to Mr. Tuchman, as measured against Mr. Tuchman's responsibilities or duties immediately prior to such change, that causes Mr. Tuchman to be of materially reduced stature or responsibility; or (iii) the occurrence of circumstances establishing constructive discharge under the common law of the State of Colorado, under which TeleTech's conduct makes or allows Mr. Tuchman's working conditions to become so intolerable that Mr. Tuchman has no reasonable choice but to resign. However, a constructive discharge does not exist unless a reasonable person would concur with Mr. Tuchman's opinion that the working conditions are intolerable. In addition, all of Mr. Tuchman's unvested stock options that would have vested under his option agreements during the 12 months following his date of termination will vest. In December 2008, the Compensation Committee authorized an amendment to Mr. Tuchman's employment agreement in order to ensure that the severance payments would comply with, or be exempt from, the deferred compensation rules of the Internal Revenue Service and therefore, would not trigger additional taxation under section 409A of the Code. Under the amendment, the amounts due to Mr. Tuchman that are not exempt from section 409A of the Code will be payable to him in a lump sum within 60 days following the date of termination of Mr. Tuchman's employment. Prior to the amendment, the amounts due were payable to Mr. Tuchman in 24 equal monthly installments after the termination of Mr. Tuchman's employment. During Mr. Tuchman's employment and for a period of three years thereafter, Mr. Tuchman is subject to non-competition, non-solicitation and confidentiality provisions.

        Agreement with James E. Barlett.    We entered into an employment agreement with Mr. Barlett, our Vice Chairman, in October 2001. If, during the term, we terminate Mr. Barlett's employment other than for cause, death or disability or if Mr. Barlett resigns for "cause", we will pay to Mr. Barlett as severance a sum equal to 24 months of Mr. Barlett's then current base salary, plus 24 months of continued fringe benefits that he would have been entitled to receive as of the date of his termination. For purposes of Mr. Barlett's employment agreement, "cause" means (i) a material decrease in Mr. Barlett's base salary and/or a material decrease in Mr. Barlett's employee benefits (other than pursuant to a general reduction or modification of such salary or benefits generally applicable to TeleTech's senior executives); or (ii) a material change in the responsibilities or duties assigned to Mr. Barlett, as measured against Mr. Barlett's responsibilities or duties immediately prior to such change, that causes Mr. Barlett to be of materially reduced stature or responsibility; or (iii) the occurrence of circumstances establishing constructive discharge under the common law of the State of Colorado, under which TeleTech's conduct makes or allows Mr. Barlett's working conditions to become so intolerable that Mr. Barlett has no reasonable choice but to resign. However, a constructive discharge does not exist unless a reasonable person would concur with Mr. Barlett's opinion that the working conditions are intolerable. In addition, all of Mr. Barlett's unvested stock options that would have vested under his option agreements during the 12 months following his date of termination will vest. In December 2008, the Compensation Committee authorized an amendment to Mr. Barlett's employment agreement in order to ensure that the severance payments would comply with, or be exempt from, the deferred compensation rules of the Internal Revenue Service and therefore, would not trigger additional taxation under section 409A of the Code. Under the amendment, the amounts due to Mr. Barlett that are not exempt from section 409A of the Code will be payable in a lump sum within 60 days following the date of termination of Mr. Barlett's employment. Prior to the amendment, the amounts due were payable to Mr. Barlett in 24 equal monthly installments after the termination of Mr. Barlett's employment. During Mr. Barlett's employment and for a period of eighteen months thereafter, Mr. Barlett is subject to non-competition, non-solicitation and confidentiality provisions.

        Agreement with Gregory G. Hopkins.    We entered into a letter agreement with Gregory Hopkins, our Executive Vice President, Global Accounts in April 2004. If we terminate Mr. Hopkins's employment without "cause", we will pay to Mr. Hopkins as severance a sum equal to six months of Mr. Hopkins' then current base salary. For purposes of Mr. Hopkins' employment agreement, "cause" exists if Mr. Hopkins engages in: commission of any felony, any crime involving dishonesty or moral turpitude, or any law or ethical rule relating to TeleTech; theft or misuse of TeleTech's property; violation of TeleTech's Code of Conduct; illegal use of any controlled substance; unauthorized use or disclosure of trade secrets or other confidential information of TeleTech; discriminatory or harassing behavior, whether or not illegal under federal, state or local law; willful misconduct in connection with Mr. Hopkins' duties; or failure to perform Mr. Hopkins' job duties in a satisfactory manner after Mr. Hopkins has been given 30 days written notice signed by the Human Resources Department that performance must be improved and, after receiving that notice, Mr. Hopkins has failed to improve performance. In December 2008, the Compensation Committee authorized an amendment to Mr. Hopkins' employment agreement in order to ensure that the severance payments would comply with the deferred compensation rules of the Internal Revenue Service and therefore, would not trigger additional taxation under section 409A of the Code. Under the amendment, the amount due to Mr. Hopkins is payable in a lump sum within the first two and one-half months of the year following the termination of Mr. Hopkins' employment. Prior to the amendment, the amount due was payable to Mr. Hopkins in a lump sum or in bi-weekly payments as mutually agreed upon at the time. During the time of Mr. Hopkins' employment and for a period of one year thereafter, Mr. Hopkins is subject to non-competition, non-solicitation and confidentiality provisions.

Change in Control

        The stock option and RSU agreements with the named executive officers have provisions for accelerated vesting if there is a change in control of TeleTech. Such vesting occurs on the effective date of a change in control. As defined in those agreements, a change of control means the occurrence of any one of the following events: (1) any consolidation, merger or other similar transaction (A) involving TeleTech, if TeleTech is not the continuing or surviving corporation, or (B) which contemplates that all or substantially all of the business and/or assets of TeleTech will be controlled by another corporation; (2) any sale, lease, exchange or transfer (in one transaction or series of related transactions) of all or substantially all of the assets of TeleTech (a "Disposition"); provided, however, that the foregoing shall not apply to any Disposition to a corporation with respect to which, following such Disposition, more than 51% of the combined voting power of the then outstanding voting securities of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of at least 51% of the then outstanding Common Stock and/or other voting securities of TeleTech immediately prior to such Disposition, in substantially the same proportion as their ownership immediately prior to such Disposition; (3) approval by the stockholders of TeleTech of any plan or proposal for the liquidation or dissolution of TeleTech, unless such plan or proposal is abandoned within 60 days following such approval; (4) the acquisition by any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended), or two or more persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 51% or more of the outstanding shares of voting stock of TeleTech; provided, however, that for purposes of the foregoing, "person" excludes Kenneth D. Tuchman and his affiliates; provided, further that the foregoing shall exclude any such acquisition (A) by any person made directly from TeleTech, (B) made by TeleTech or any Subsidiary, or (C) made by an employee benefit plan (or related trust) sponsored or maintained by TeleTech or any Subsidiary; or (5) if, during any period of 15 consecutive calendar months commencing at any time on or after the Grant Date, those individuals (the "Continuing Directors") who either (A) were directors of TeleTech on the first day of each such 15-month period, or (B) subsequently became directors of TeleTech and whose actual election or initial nomination for election subsequent to that date was approved by a majority of the Continuing Directors then on the board of directors of TeleTech, cease to constitute a majority of the board of directors of TeleTech.

        As of December 31, 2009, our standard option agreement for the named executive officers (as well as all individuals who are employed at the vice president level or higher) contained a provision whereby the vesting of such stock options (which typically have a four or five year vesting period) would accelerate by a period of two years immediately upon the occurrence of a change in control. On February 17, 2010, the Compensation Committee approved an amendment to the form of RSU Agreements governing the RSUs currently outstanding and held by our executive officers in order to address an ambiguity in such agreements and clarify that all unvested RSUs held by such executive officers will immediately vest on the effective date of a change in control of TeleTech. The intent of the original agreement was to provide full vesting for executive officers upon a change in control because such executive officers are at the most risk to have their employment terminated upon the occurrence of a change in control.

        The following table lists the named executive officers and the estimated amounts they would have become entitled to: (1) upon termination without cause or resignation for good cause; (2) upon termination for cause or voluntary resignation; (3) upon death; (4) upon disability; and (5) upon a change in control occurred on December 31, 2009 and if the named executive officer's employment was terminated upon the change in control:

Name		Termination Without Cause or Resignation for Good Cause	Termination for Cause or Voluntary Resignation	Death		Disability(4)	Change in Control
Kenneth D. Tuchman	Cash	$700,000	—	—		$29,167	$700,000
	Equity Acceleration(1)	—	—	—		—	$6,009,000
	Continued Benefits(2)	$81,364	—	—		—	$81,364
	AD&D	—	—	$200,000		$200,000	—
	Life Insurance	—	—	$1,700,000	(5)	—	—

	Total	$781,364	—	$1,900,000		$229,167	$6,790,364
James E. Barlett	Cash	$700,000	—	—		$29,167	$700,000
	Equity Acceleration(1)	—	—	—		—	$13,920,850
	Continued Benefits(2)	$95,890	—	—		—	$95,890
	AD&D	—	—	$200,000		$200,000	—
	Life Insurance	—	—	$1,300,000	(6)	—	—

	Total	$795,890	—	$1,500,000		$229,167	$14,716,740
John R. Troka, Jr.	Cash(3)	$134,615	—	—		$13,000	$134,615
	Equity Acceleration(1)	—	—	—		—	4,157,740
	Continued Benefits	—	—	—		—	—
	AD&D	—	—	$200,000		$200,000	—
	Life Insurance	—	—	$4,442,693	(7)	—	—

	Total	$134,615	—	$4,642,693		$213,000	$4,292,355
Gregory G. Hopkins	Cash	$150,000	—	—		$13,000	$150,000
	Equity Acceleration(1)	—	—	—		—	2,378,563
	Continued Benefits	—	—	—		—	—
	AD&D	—	—	$200,000		$200,000	—
	Life Insurance	—	—	$4,200,000	(8)	—	—

	Total	$150,000	—	$4,400,000		$213,000	$2,528,563
Michael M. Jossi	Cash(3)	$84,615	—	—		$13,000	$84,615
	Equity Acceleration(1)	—	—	—		—	3,689,676
	Continued Benefits	—	—	—		—	—
	AD&D	—	—	$200,000		$200,000	—
	Life Insurance	—	—	$3,661,540	(9)	—	—

	Total	$84,615	—	$3,861,540		$213,000	$3,774,291

(1)
Dollar amounts set forth in this column represent the aggregate of: (i) the number of unvested RSUs that would vest upon a change in control multiplied by $20.03, the closing price of our common stock on December 31, 2009; and (ii) the number of unvested stock options that would vest upon a change in control multiplied by the excess of $20.03 over the exercise price of such stock options.

(2)
Continued Benefits for Messrs. Tuchman and Barlett consist of two years of the following benefits:

Perquisite	Mr. Tuchman	Mr. Barlett
Personal Use of Company Aircraft	$—	$7,982
Automobile	33,952	15,474
Executive Health/Dental/Vision Premiums	5,560	4,227
Group Term/Executive Life Premiums	418	2,304
Deferred Death Benefit	752	11,900
401(k) Plan Matching Contributions	—	6,058

Total	$40,682	$47,945

(3)
Messrs. Troka and Jossi participate in our Severance Pay Plan, which is available to all employees.

(4)
Represents one month of short term disability.

(5)
Includes $200,000 of basic life insurance provided by the Company and a $1,500,000 death benefit payable through the Company's deferred compensation plan.

(6)
Includes $200,000 of basic life insurance provided by the Company and a $1,100,000 death benefit payable through the Company's deferred compensation plan.

(7)
Includes $200,000 of basic life insurance, a $4,000,000 executive life insurance policy provided by the Company and a $242,693 death benefit payable through the Company's deferred compensation plan.

(8)
Includes $200,000 of basic life insurance and a $4,000,000 executive life insurance policy provided by the Company.

(9)
Includes $200,000 of basic life insurance and a $3,461,500 executive life insurance policy provided by the Company.

Equity Compensation Plan Information

        The following table sets forth, as of December 31, 2009, the number of shares of our common stock to be issued upon exercise of outstanding options, RSUs, warrants and rights, the weighted-average exercise price of outstanding options, warrants and rights, and the number of securities available for future issuance under equity-based compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, RSUs, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	5,732,891	(1)	$11.72	(2)	3,235,643	(3)
Equity compensation plans not approved by security holders	—		$—		—

Total	5,732,891	(1)	—		3,235,643	(3)

(1)
Includes options to purchase 3,337,913 shares and 2,394,978 RSUs issued under our Equity Incentive Plans. Excludes 242,202 performance-based RSUs which were forfeited subsequent to December 31, 2009 as the established performance metrics were not met.

(2)
Weighted average exercise price of outstanding stock options; excludes RSUs, which have no exercise price.

(3)
Includes 1,542,894 shares remaining under the TeleTech Holdings, Inc. 1995 Stock Option Plan and 185,750 shares remaining under the TeleTech Holdings, Inc. Directors Stock Option Plan, however no further awards may be made under these plans. Also includes 242,202 additional securities available for future issuance resulting from the forfeiture of performance-based RSUs subsequent to December 31, 2009.

Certain Relationships and Related Party Transactions

        The Audit Committee, pursuant to its written charter, is charged with the responsibility of reviewing and approving or ratifying any transaction required to be disclosed as a "related party" transaction under applicable law, rules, or regulations, including SEC rules and regulations. In this regard, we have adopted a Related Party Transaction Policy that requires all officers and directors to complete a questionnaire during the first quarter of each fiscal year. The questionnaire asks officers and directors to describe the terms of all related party transactions (as defined in Item 404(a) of Regulation S-K) that occurred during the prior year and that are expected to occur during the current year. The Audit Committee then reviews all related party transactions and pre-approves all such transactions expected to occur during the current year. To accomplish this objective, the Audit Committee compares the terms of each related party transaction with the terms offered by at least three unaffiliated vendors in order to determine whether the transactions are comparable to the terms we could have obtained in an arm's length transaction.

        Avion, LLC.    During 2009, we continued our agreement with Avion, LLC to provide the use of aircraft. Mr. Tuchman, our Chairman and CEO, owns 100% of Avion. During 2009, 2008 and 2007, we paid to Avion an aggregate of $0.6 million, $0.7 million and $1.1 million, respectively, for services provided to us.

        AirMax, LLC.    During 2009, we continued our agreement with AirMax, LLC to provide flight crew and other aviation services. Mr. Tuchman also purchases services from AirMax and, in 2005, provided a loan to AirMax that was repaid as of December 31, 2008. During 2009, 2008 and 2007, we paid to AirMax an aggregate of $1.1 million, $1.7 million and $1.4 million, respectively, for services provided to us.

        In accordance with the Related Party Transaction Policy, these related party transactions were pre-approved by the Audit Committee after reviewing supporting documentation regarding the rates charged by unaffiliated vendors and concluding that the terms of the related party transactions were comparable to the terms we could have obtained from unaffiliated vendors.

 REPORT OF THE AUDIT COMMITTEE

        The following report of the Audit Committee shall not be deemed to be "soliciting material" or to otherwise be considered "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934 except to the extent that we specifically incorporate it by reference into such filing.

        Management is responsible for financial reporting including our system of internal control, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. Our independent registered public accounting firm is responsible for auditing the effectiveness of our internal control and financial statements. Our responsibility is to monitor and review these processes. It is not our duty or responsibility to conduct auditing or accounting reviews or procedures. We are not employees of TeleTech and we may not be, and we may not represent ourselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, we have relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent registered public accounting firm included in its report on the financial statements. Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent registered public accounting firm do not assure that the financial statements are presented in accordance with generally accepted accounting principles or that the audit of the financial statements has been carried out in accordance with generally accepted auditing standards.

        We perform the following functions pursuant to the Audit Committee charter adopted by the Board:

  •
  provide an open avenue of communication among the independent registered public accounting firm, the vice president of internal audit and the Board;

  •
  oversee the adequacy of internal controls, the financial reporting process and the reliability of the financial statements;

  •
  confirm and assure the independence of the independent registered public accounting firm;

  •
  review and approve the provision by the independent registered public accounting firm of all permissible non-audit services;

  •
  oversee the function, adequacy and progress of the internal audit department;

  •
  conduct or authorize investigations into any matters within the Audit Committee's scope of responsibility;

  •
  review and approve the establishment and compliance with our Code of Conduct;

  •
  oversee our enterprise risk management programs; and

  •
  review and approve all related-party transactions.

        We meet with management periodically to consider the adequacy of the internal controls and the objectivity of our financial reporting. We discuss these matters with the independent registered public accounting firm, PricewaterhouseCoopers LLP, and with appropriate TeleTech financial personnel, including the vice president of internal audit.

        We are also directly responsible for the appointment, compensation and oversight of the work of the independent registered public accounting firm and review periodically their performance and independence from management.

        The directors who serve on the Audit Committee are all "Independent" under applicable NASDAQ standards and SEC rules and regulations. The Board has determined that none of us has a relationship with TeleTech that may interfere with our independence from TeleTech and its management.

        This year, we reviewed the financial statements and met with both management and PricewaterhouseCoopers LLP to discuss the financial statements. PricewaterhouseCoopers LLP audits the annual financial statements prepared by management, expresses an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of TeleTech in conformity with accounting principles generally accepted in the United States of America and discusses with us any issues they believe should be raised with us.

        Management has represented to us that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

        The Audit Committee also has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the PCAOB regarding the independent accountant's communications with the audit committee concerning independence, and the Audit Committee has discussed the independence of PricewaterhouseCoopers LLP with that firm. We also discussed with PricewaterhouseCoopers LLP the matters to be discussed by SAS No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

        Based on these reviews and discussions, we recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the SEC.

        It is expected that representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting to respond to appropriate questions of stockholders and will have the opportunity to make a statement if they desire to do so.

William A. Linnenbringer, Chair Ruth Lipper Robert M. Tarola Shirley Young

 PRINCIPAL INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees Paid to Accountants

        PricewaterhouseCoopers LLP ("PwC") has served as our independent registered public accounting firm since May of 2007. The following table shows the fees for the audit and other services provided by PwC for years ended December 31, 2009 and 2008 (amounts in thousands).

	PwC
	2009	2008
Audit fees	$3,394	$3,470
Audit-related fees	41	267
Tax fees	57	24
All other fees	235	5

Total	$3,727	$3,766

        Audit Fees:    This category includes the audit of our annual financial statements; review of financial statements included in our Form 10-Q quarterly reports; the audit of management's assessment of the effectiveness, as well as the audit of the effectiveness of our internal control over financial reporting included in our 2009 Annual Report on Form 10-K and as required by Section 404 of the Sarbanes-Oxley Act of 2002; and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for current and prior years. This category also includes advice on accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, statutory audits required by non-U.S. jurisdictions and the preparation of an annual "management letter" on internal control matters.

        Audit-related fees:    This category consists of assurance and related services provided by the independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under "Audit Fees." Audit-related fees included accounting consultations and other attestation procedures.

        Tax fees:    This category consists of professional services rendered by the independent registered public accounting firm, primarily in connection with our tax planning and compliance activities, including the preparation of tax returns in certain overseas jurisdictions and technical tax advice related to the preparation of tax returns.

        All other fees:    This category consists of fees for other corporate services.

        The Audit Committee has considered whether the independent registered public accounting firms' provision of non-audit services is compatible with their independence and determined that it is compatible. All of the services provided by PwC were approved by the Audit Committee pursuant to its policy on pre-approval of audit and permissible non-audit services.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

        All audit and non-audit services provided by PwC to us must be permissible under section 10A of the Securities Exchange Act of 1934 and must be pre-approved in advance by our Audit Committee. The Audit Committee Chair has delegated authority to pre-approve non-audit service projects with a total cost of up to $200,000 per fiscal year. However, if pre-approval is obtained from the Audit Committee Chair, the service may be performed but must be ratified by the Audit Committee at the next scheduled meeting. In accordance with this policy, the Audit Committee pre-approved all services performed and to be performed by PwC.

 GENERAL INFORMATION

Next Annual Meeting of Stockholders

        In order for a proposal of a stockholder to be included in the proxy statement and form(s) of proxy relating to our 2011 annual meeting, the proposal must be in writing and received by our Corporate Secretary, 9197 S. Peoria Street, Englewood, Colorado 80112, no later than December 14, 2010. Timely receipt of a stockholder's proposal will satisfy only one of the various conditions established by the SEC for inclusion in our proxy materials.

OTHER BUSINESS

        We know of no other matter to be acted upon at the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy card as proxies for the holders of our common stock will vote thereon in accordance with their best judgment.

ANNUAL REPORT ON FORM 10-K

        Our 2009 Annual Report on Form 10-K is being delivered to the stockholders together with this Proxy Statement. However, the report is not part of the proxy solicitation materials. Additional copies of our 2009 Annual Report on Form 10-K may be obtained without charge upon request made to TeleTech Holdings, Inc., 9197 S. Peoria Street, Englewood, Colorado 80112, Attention: Investor Relations.

BY ORDER OF THE BOARD OF DIRECTORS

JOHN R. TROKA, JR. Senior Vice President and Interim Chief Financial Officer
Englewood, Colorado April 12, 2010

Appendix A to
TeleTech Holdings, Inc.
2010 Definitive Proxy Statement

TELETECH HOLDINGS, INC.
2010 EQUITY INCENTIVE PLAN

ARTICLE 1.
PURPOSE

        The purpose of the TeleTech Holdings, Inc. 2010 Equity Incentive Plan is to promote the success and enhance the value of TeleTech Holdings, Inc. (the "Company") by linking the individual interests of the members of the Board of Directors of the Company (the "Board"), Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The 2010 Equity Incentive Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company's operation is largely dependent.

ARTICLE 2.
DEFINITIONS AND CONSTRUCTION

        Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

         2.1  "Administrator" shall mean the entity that conducts the general administration of the Plan as provided in Article 12. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 12.6, or as to which the Board has assumed, the term "Administrator" shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.

         2.2  "Affiliate" shall mean (a) Subsidiary; and (b) any domestic eligible entity that is disregarded, under Treasury Regulation Section 301.7701-3, as an entity separate from either (i) the Company or (ii) any Subsidiary.

         2.3  "Applicable Accounting Standards" shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company's financial statements under United States federal securities laws from time to time.

         2.4  "Award" shall mean an Option, a Restricted Stock award, a Restricted Stock Unit award, a Performance Award, a Dividend Equivalents award, a Deferred Stock award, a Stock Payment award or a Stock Appreciation Right, which may be awarded or granted under the Plan (collectively, "Awards").

         2.5  "Award Agreement" shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.

         2.6  "Award Limit" shall mean with respect to Awards that shall be payable in Shares or in cash, as the case may be, the respective limit set forth in Section 3.3.

Appendix A to
TeleTech Holdings, Inc.
2010 Definitive Proxy Statement

         2.7  "Cause" shall mean, as determined in the sole discretion of the Board, a Holder's (a) commission of a felony or the commission of any crime involving moral turpitude, theft, embezzlement, fraud, misappropriation of funds, breach of fiduciary duty, abuse of trust or the violation of any other law or ethical rule relating to the Company; (b) material or repeated dishonesty or misrepresentation involving the Company or any Affiliate; (c) material or repeated misconduct in the performance or non-performance of Holder's responsibilities as an employee, officer, Director, or consultant; (d) violation of a material condition of employment; (e) unauthorized use of trade secrets or confidential information (or the Company's reasonable belief that a Participant has or has attempted to do so); or (f) aiding a competitor of the Company or any Affiliate.

         2.8  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder.

         2.9  "Committee" shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 12.1.

       2.10  "Common Stock" shall mean the common stock of the Company, par value $0.01 per share.

       2.11  "Company" shall mean TeleTech Holdings, Inc., a Delaware corporation.

       2.12  "Consultant" shall mean any consultant or adviser engaged to provide services to the Company or any Affiliate that qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

       2.13  "Covered Employee" shall mean any Employee who is, or could be, a "covered employee" within the meaning of Section 162(m) of the Code.

       2.14  "Deferred Stock" shall mean a right to receive Shares awarded under Section 9.4.

       2.15  "Director" shall mean a member of the Board, as constituted from time to time.

       2.16  "Dividend Equivalent" shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 9.2.

       2.17  "DRO" shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

       2.18  "Effective Date" shall mean the date the Plan is approved by the Board, subject to approval of the Plan by the Company's stockholders.

       2.19  "Eligible Individual" shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Committee.

       2.20  "Employee" shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or of any Affiliate.

       2.21  "Equity Restructuring" shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

Appendix A to
TeleTech Holdings, Inc.
2010 Definitive Proxy Statement

       2.22  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

       2.23  "Fair Market Value" shall mean, as of any given date, the value of a Share determined as follows:

          (a)   If the Common Stock is listed on any (i) established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) national market system or (iii) automated quotation system on which the Shares are listed, quoted or traded, its Fair Market Value shall be the closing sales price for a share of Common Stock as quoted on such exchange or system for such date or, if there is no closing sales price for a share of Common Stock on the date in question, the closing sales price for a share of Common Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

          (b)   If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Common Stock on such date, the high bid and low asked prices for a share of Common Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

          (c)   If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.

       2.24  "Greater Than 10% Stockholder" shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any "subsidiary corporation" (as defined in Section 424(f) of the Code) or "parent corporation" thereof (as defined in Section 424(e) of the Code).

       2.25  "Holder" shall mean a person who has been granted an Award.

       2.26  "Incentive Stock Option" shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

       2.27  "Non-Employee Director" shall mean a Director of the Company who is not an Employee.

       2.28  "Non-Qualified Stock Option" shall mean an Option that is not an Incentive Stock Option.

       2.29  "Option" shall mean a right to purchase Shares at a specified exercise price, granted under Article 6. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.

       2.30  "Parent" shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities ending with the Company if each of the entities other than the Company beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

Appendix A to
TeleTech Holdings, Inc.
2010 Definitive Proxy Statement

       2.31  "Performance Award" shall mean a cash bonus award, stock bonus award, performance award or incentive award that is paid in cash, Shares or a combination of both, awarded under Section 9.1.

       2.32  "Performance-Based Compensation" shall mean any compensation that is intended to qualify as "performance-based compensation" as described in Section 162(m)(4)(C) of the Code.

       2.33  "Performance Criteria" shall mean the criteria (and adjustments) that the Committee selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:

          (a)   The Performance Criteria that shall be used to establish Performance Goals are limited to the following: (i) net earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation and (D) amortization); (ii) gross or net sales or revenue; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings or profit; (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital; (ix) return on invested capital; (x) return on stockholders' equity; (xi) total stockholder return; (xii) return on sales; (xiii) gross or net profit or operating margin; (xiv) costs; (xv) funds from operations; (xvi) expenses; (xvii) working capital; (xviii) earnings per share; (xix) adjusted earnings per share; (xx) price per share of Common Stock; (xxi) regulatory body approval for commercialization of a product or service; (xxii) implementation or completion of critical projects; (xxiii) market share; and (xxiv) economic value, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

          (b)   The Administrator may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments; (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company's core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xix) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions. For all Awards intended to qualify as Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

       2.34  "Performance Goals" shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of

Appendix A to
TeleTech Holdings, Inc.
2010 Definitive Proxy Statement

a division, business unit, or an individual. The achievement of each Performance Goal shall be determined in accordance with Applicable Accounting Standards.

       2.35  "Performance Period" shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder's right to, and the payment of, a Performance Award.

       2.36  "Permitted Transferee" shall mean, with respect to a Holder, any "family member" of the Holder, as defined under the instructions to use of the Form S-8 Registration Statement under the Securities Act, after taking into account any state, federal, local or foreign tax and securities laws applicable to transferable Awards.

       2.37  "Plan" shall mean this TeleTech Holdings, Inc. 2010 Equity Incentive Plan, as it may be amended or restated from time to time.

       2.38  "Prior Plans" shall mean, collectively, the following plans of the Company: (i) the TeleTech Holdings, Inc. Amended and Restated 1999 Stock Option and Incentive Plan; (ii) the TeleTech Holdings, Inc. 1995 Stock Option Plan; and (iii) the TeleTech Holdings, Inc. Directors Stock Option Plan, in each case as such plan has been amended from time to time.

       2.39  "Program" shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.

       2.40  "Restricted Stock" shall mean Common Stock awarded under Article 8 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

       2.41  "Restricted Stock Units" shall mean the right to receive Shares awarded under Section 9.5.

       2.42  "Securities Act" shall mean the Securities Act of 1933, as amended.

       2.43  "Shares" shall mean shares of Common Stock.

       2.44  "Stock Appreciation Right" shall mean a stock appreciation right granted under Article 10.

       2.45  "Stock Payment" shall mean (a) a payment in the form of Shares, or (b) an option or other right to purchase Shares, as part of a bonus, deferred compensation or other arrangement, awarded under Section 9.3.

       2.46  "Stockholder Approval Date" shall mean date the Plan is approved by the Company's stockholders.

       2.47  "Subsidiary" shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

       2.48  "Substitute Award" shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term "Substitute Award" be construed

Appendix A to
TeleTech Holdings, Inc.
2010 Definitive Proxy Statement

to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

       2.49  "Termination of Service" shall mean,

          (a)   As to a Non-Employee Director, the time when a Holder who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Holder simultaneously commences employment with the Company or remains in employment or service with the Company or any Affiliate in any capacity.

          (b)   As to an Employee, the time when the employee-employer relationship between a Holder and the Company or any Affiliate is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Holder simultaneously commences service with the Company as a Non-Employee Director.

        The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to Terminations of Service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of the Program, the Award Agreement or otherwise, a leave of absence, change in status from an employee to a Non-Employee Director or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Holder's employee-employer relationship or Non-Employee Director relations shall be deemed to be terminated in the event that the Affiliate employing or contracting with such Holder ceases to remain an Affiliate following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

ARTICLE 3.
SHARES SUBJECT TO THE PLAN

         3.1  Number of Shares.

          (a)   Subject to Section 13.2 and Section 3.1(b) the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan shall be 4,000,000; provided, however, that no more than 4,000,000 Shares may be delivered upon the exercise of Incentive Stock Options.

          (b)   To the extent that an Award terminates, expires, or lapses for any reason, or an Award is settled in cash without the delivery of shares to the Holder, then any Shares subject to the Award shall again be available for the grant of an Award pursuant to the Plan. Any Shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any Award shall again be available for the grant of an Award pursuant to the Plan. Any Shares repurchased by the Company under Section 8.4 at the same price paid by the Holder so that such shares are returned to the Company will again be available for Awards. To the extent permitted by applicable law or any exchange rule, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Affiliate shall not be counted against Shares available for grant pursuant to the Plan. The payment of Dividend

Appendix A to
TeleTech Holdings, Inc.
2010 Definitive Proxy Statement

  Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

          (c)   Substitute Awards shall not reduce the Shares authorized for grant under the Plan. Additionally, if a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Subsidiaries immediately prior to such acquisition or combination.

         3.2  Stock Distributed.    Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.

         3.3  Limitation on Number of Shares Subject to Awards.    Notwithstanding any provision in the Plan to the contrary, and subject to Section 13.2, the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any one person during any calendar year shall be 1,000,000 and the maximum aggregate amount of cash that may be paid in cash during any calendar year with respect to one or more Awards payable in cash shall be $5,000,000.

ARTICLE 4.
GRANTING OF AWARDS

         4.1  Participation.    The Administrator may, from time to time, select from among all Eligible Individuals, those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. No Eligible Individual shall have any right to be granted an Award pursuant to the Plan.

         4.2  Award Agreement.    Each Award shall be evidenced by an Award Agreement. Program or the Award Agreements evidencing Awards intended to qualify as Performance-Based Compensation shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

         4.3  Limitations Applicable to Section 16 Persons.    Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

Appendix A to
TeleTech Holdings, Inc.
2010 Definitive Proxy Statement

         4.4  At-Will Employment.    Nothing in the Plan or in any Program or Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Director or Consultant for, the Company or any Affiliate, or shall interfere with or restrict in any way the rights of the Company and any Affiliate, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company or any Affiliate.

         4.5  Foreign Holders.    Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have Employees, Non-Employee Directors or Consultants, or in order to comply with the requirements of any foreign securities exchange, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws or listing requirements of any such foreign securities exchange; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3.1; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign securities exchange. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Code, the Exchange Act, the Securities Act, any other securities law or governing statute, the rules of the securities exchange or automated quotation system on which the Shares are listed, quoted or traded or any other applicable law.

         4.6  Stand-Alone and Tandem Awards.    Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

ARTICLE 5.
PROVISIONS APPLICABLE TO AWARDS INTENDED TO QUALIFY AS
PERFORMANCE-BASED COMPENSATION.

         5.1  Purpose.    The Committee, in its sole discretion, may determine at the time an Award is granted whether such Award is intended to qualify as Performance-Based Compensation. If the Committee, in its sole discretion, decides to grant such an Award to an Eligible Individual that is intended to qualify as Performance-Based Compensation, then the provisions of this Article 5 shall control over any contrary provision contained in the Plan. The Administrator may in its sole discretion grant Awards to other Eligible Individuals that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 5 and that are not intended to qualify as Performance-Based Compensation. Unless otherwise specified by the Administrator at the time of grant, the Performance Criteria with respect to an Award intended to be Performance-Based Compensation payable to a Covered Employee shall be determined on the basis of Applicable Accounting Standards. The Committee, in its sole discretion, may determine at the time an Award is

Appendix A to
TeleTech Holdings, Inc.
2010 Definitive Proxy Statement

granted or at any time thereafter whether such Award is not intended to qualify as Performance-Based Compensation.

         5.2  Applicability.    The grant of an Award to an Eligible Individual for a particular Performance Period shall not require the grant of an Award to such Eligible Individual in any subsequent Performance Period and the grant of an Award to any one Eligible Individual shall not require the grant of an Award to any other Eligible Individual in such period or in any other period.

         5.3  Types of Awards.    Notwithstanding anything in the Plan to the contrary, the Committee may grant any Award to an Eligible Individual intended to qualify as Performance-Based Compensation, including, without limitation, Restricted Stock the restrictions with respect to which lapse upon the attainment of specified Performance Goals, and any Performance Awards described in Article 9 that vest or become exercisable or payable upon the attainment of one or more specified Performance Goals.

         5.4  Procedures with Respect to Performance-Based Awards.    To the extent necessary to comply with the requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles 7 or 8 to one or more Eligible Individuals and which is intended to qualify as Performance-Based Compensation, no later than 90 days following the commencement of any Performance Period or any designated fiscal period or period of service (or such earlier time as may be required under Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Eligible Individuals, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period based on the Performance Criteria, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether and the extent to which the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned under such Awards, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant, including the assessment of individual or corporate performance for the Performance Period.

         5.5  Payment of Performance-Based Awards.    Unless otherwise provided in the applicable Program or Award Agreement and only to the extent otherwise permitted by Section 162(m)(4)(C) of the Code, as to an Award that is intended to qualify as Performance-Based Compensation, the Holder must be employed by the Company or an Affiliate throughout the Performance Period. Unless otherwise provided in the applicable Performance Goals, Program or Award Agreement, a Holder shall be eligible to receive payment pursuant to such Awards for a Performance Period only if and to the extent the Performance Goals for such period are achieved.

         5.6  Additional Limitations.    Notwithstanding any other provision of the Plan and except as otherwise determined by the Administrator, any Award which is granted to an Eligible Individual and is intended to qualify as Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code or any regulations or rulings issued thereunder that are requirements for qualification as Performance-Based Compensation, and the Plan, the Program and the Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.

Appendix A to
TeleTech Holdings, Inc.
2010 Definitive Proxy Statement

ARTICLE 6.
GRANTING OF OPTIONS

         6.1  Granting of Options to Eligible Individuals.    The Administrator is authorized to grant Options to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine which shall not be inconsistent with the Plan; provided, however, that the date of grant of an option shall, for all purposes, be the date on which the Administrator makes the final determination granting such option and all conditions and requirements for the issuance of such option grant are satisfied.

         6.2  Qualification of Incentive Stock Options.    No Incentive Stock Option shall be granted to any person who is not an Employee of the Company or any "subsidiary corporation" of the Company (as defined in Section 424(f) of the Code). No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Holder, to disqualify such Option from treatment as an "incentive stock option" under Section 422 of the Code. To the extent that the aggregate fair market value of stock with respect to which "incentive stock options" (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any "subsidiary corporation" or "parent corporation" thereof (each as defined in Section 424(f) and (e) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options and other "incentive stock options" into account in the order in which they were granted and the Fair Market Value of stock shall be determined as of the time the respective options were granted.

         6.3  Option Exercise Price.    The exercise price per Share subject to each Option shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

         6.4  Option Term.    The term of each Option shall be set by the Administrator in its sole discretion; provided, however, that the term shall not be more than ten (10) years from the date the Option is granted, or five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Options, which time period may not extend beyond the term of the Option term. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder, the Administrator may extend the term of any outstanding Option, and may extend the time period during which vested Options may be exercised, in connection with any Termination of Service of the Holder, and may amend any other term or condition of such Option relating to such a Termination of Service.

Appendix A to
TeleTech Holdings, Inc.
2010 Definitive Proxy Statement

         6.5  Option Vesting.

          (a)   The period during which the right to exercise, in whole or in part, an Option vests in the Holder shall be set by the Administrator and the Administrator may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Affiliate, any of the Performance Criteria, or any other criteria selected by the Administrator. At any time after grant of an Option, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests.

          (b)   No portion of an Option which is unexercisable at a Holder's Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the Program, the Award Agreement or by action of the Administrator following the grant of the Option.

         6.6  Substitute Awards.    Notwithstanding the foregoing provisions of this Article 6 to the contrary, in the case of an Option that is a Substitute Award, the price per share of the shares subject to such Option may be less than the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

         6.7  Substitution of Stock Appreciation Rights.    The Administrator may provide in the applicable Program or the Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided, that such Stock Appreciation Right shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable, and shall also have the same exercise price and remaining term as the substituted Option.

ARTICLE 7.
EXERCISE OF OPTIONS

         7.1  Partial Exercise.    An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option, a partial exercise must be with respect to a minimum number of shares.

         7.2  Manner of Exercise.    All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

          (a)   A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;

          (b)   Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and

Appendix A to
TeleTech Holdings, Inc.
2010 Definitive Proxy Statement

  any other federal, state or foreign securities laws or regulations, the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded or any other applicable law. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

          (c)   If the Option shall be exercised pursuant to Section 11.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option, as determined in the sole discretion of the Administrator; and

          (d)   Full payment to the Company's stock administrator, in a manner permitted by Section 11.1 and 11.2, of the exercise price and applicable withholding taxes for the value of the shares with respect to which the Option, or portion thereof, is exercised.

         7.3  Notification Regarding Disposition.    The Holder shall give the Company prompt written or electronic notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the transfer of such shares to such Holder.

ARTICLE 8.
AWARD OF RESTRICTED STOCK

         8.1  Award of Restricted Stock.

          (a)   The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

          (b)   The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value of the Shares to be purchased, unless otherwise permitted by applicable state law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

         8.2  Rights as Stockholders.    Subject to Section 8.4, upon issuance of Restricted Stock, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said shares, subject to the restrictions in the applicable Program or in each individual Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares and the right to vote such shares; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the Shares shall be subject to the restrictions set forth in Section 8.3. In addition, with respect to a share of Restricted Stock with performance-based vesting, dividends which are paid prior to vesting shall only be paid out to the Holder to the extent that the performance-based vesting conditions are subsequently satisfied and the share of Restricted Stock vests.

         8.3  Restrictions.    All shares of Restricted Stock (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of the applicable Program or in each individual Award Agreement, be subject to such restrictions and vesting requirements as the Administrator shall provide.

Appendix A to
TeleTech Holdings, Inc.
2010 Definitive Proxy Statement

Such restrictions may include, without limitation, restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Administrator, including, without limitation, criteria based on the Holder's duration of employment, directorship or consultancy with the Company, the Performance Criteria, Company performance, individual performance or other criteria selected by the Administrator. By action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of the Program or the Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

         8.4  Repurchase or Forfeiture of Restricted Stock.    If no price was paid by the Holder for the Restricted Stock, upon a Termination of Service the Holder's rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration. If a price was paid by the Holder for the Restricted Stock, upon a Termination of Service the Company shall have the right to repurchase from the Holder the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Holder for such Restricted Stock or such other amount as may be specified in the Program or the Award Agreement. The Administrator in its sole discretion may provide that in the event of certain events, including a change in control, the Holder's death, retirement or disability or any other specified Termination of Service or any other event, the Holder's rights in unvested Restricted Stock shall not lapse, such Restricted Stock shall vest and, if applicable, the Company shall not have a right of repurchase.

         8.5  Certificates for Restricted Stock.    Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. Certificates or book entries evidencing shares of Restricted Stock must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, in it sole discretion, retain physical possession of any stock certificate until such time as all applicable restrictions lapse.

         8.6  Section 83(b) Election.    If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

ARTICLE 9.
AWARD OF PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, DEFERRED STOCK, STOCK PAYMENTS, RESTRICTED STOCK UNITS

         9.1  Performance Awards.

          (a)   The Administrator is authorized to grant Performance Awards to any Eligible Individual and to determine whether such Performance Awards shall be Performance-Based Compensation. The value of Performance Awards may be linked to any one or more of the Performance Criteria or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Performance Awards may be paid in cash, Shares, or both, as determined by the Administrator.

Appendix A to
TeleTech Holdings, Inc.
2010 Definitive Proxy Statement

          (b)   Without limiting Section 9.1(a), the Administrator may grant Performance Awards to any Eligible Individual in the form of a cash bonus payable upon the attainment of objective Performance Goals, or such other criteria, whether or not objective, which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Any such bonuses paid to a Holder which are intended to be Performance-Based Compensation shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Article 5.

         9.2  Dividend Equivalents.

          (a)   Dividend Equivalents may be granted by the Administrator based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date an Award is granted to a Holder and the date such Award vests, is exercised, is distributed or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Administrator. In addition, Dividend Equivalents with respect to an Award with performance-based vesting that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Holder to the extent that the performance-based vesting conditions are subsequently satisfied and the Award vests.

          (b)   Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.

         9.3  Stock Payments.    The Administrator is authorized to make Stock Payments to any Eligible Individual. The number or value of shares of any Stock Payment shall be determined by the Administrator and may be based upon one or more Performance Criteria or any other specific criteria, including service to the Company or any Affiliate, determined by the Administrator. Shares underlying a Stock Payment which is subject to a vesting schedule or other conditions or criteria set by the Administrator will not be issued until those conditions have been satisfied. Unless otherwise provided by the Administrator, a Holder of a Stock Payment shall have no rights as a Company stockholder with respect to such Stock Payment until such time as the Stock Payment has vested and the Shares underlying the Award have been issued to the Holder. Stock Payments may, but are not required to be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Eligible Individual.

         9.4  Deferred Stock.    The Administrator is authorized to grant Deferred Stock to any Eligible Individual. The number of shares of Deferred Stock shall be determined by the Administrator and may be based on one or more Performance Criteria or other specific criteria, including service to the Company or any Affiliate, as the Administrator determines, in each case on a specified date or dates or over any period or periods determined by the Administrator. Shares underlying a Deferred Stock award which is subject to a vesting schedule or other conditions or criteria set by the Administrator will not be issued until those conditions have been satisfied. Unless otherwise provided by the Administrator, a Holder of Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Award has vested and the Shares underlying the Award have been issued to the Holder.

         9.5  Restricted Stock Units.    The Administrator is authorized to grant Restricted Stock Units to any Eligible Individual. The number and terms and conditions of Restricted Stock Units shall be determined by the Administrator. The Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to

Appendix A to
TeleTech Holdings, Inc.
2010 Definitive Proxy Statement

vesting as it deems appropriate, including conditions based on one or more Performance Criteria or other specific criteria, including service to the Company or any Affiliate, in each case on a specified date or dates or over any period or periods, as determined by the Administrator. The Administrator shall specify, or permit the Holder to elect, the conditions and dates upon which the Shares underlying the Restricted Stock Units which shall be issued, which dates shall not be earlier than the date as of which the Restricted Stock Units vest and become nonforfeitable and which conditions and dates shall be subject to compliance with Section 409A of the Code. Restricted Stock Units may be paid in cash, Shares, or both, as determined by the Administrator. On the distribution dates, the Company shall issue to the Holder one unrestricted, fully transferable Share (or the Fair Market Value of one such Share in cash) for each vested and nonforfeitable Restricted Stock Unit.

         9.6  Term.    The term of a Performance Award, Dividend Equivalent award, Deferred Stock award, Stock Payment award and/or Restricted Stock Unit award shall be set by the Administrator in its sole discretion.

         9.7  Exercise or Purchase Price.    The Administrator may establish the exercise or purchase price of a Performance Award, shares of Deferred Stock, shares distributed as a Stock Payment award or shares distributed pursuant to a Restricted Stock Unit award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by applicable law.

         9.8  Exercise upon Termination of Service.    A Performance Award, Dividend Equivalent award, Deferred Stock award, Stock Payment award and/or Restricted Stock Unit award is distributable only while the Holder is an Employee, Director or Consultant, as applicable. The Administrator, however, in its sole discretion may provide that the Performance Award, Dividend Equivalent award, Deferred Stock award, Stock Payment award and/or Restricted Stock Unit award may be distributed subsequent to a Termination of Service in certain events, including a change in control, the Holder's death, retirement or disability or any other specified Termination of Service.

ARTICLE 10.
AWARD OF STOCK APPRECIATION RIGHTS

       10.1  Grant of Stock Appreciation Rights.

          (a)   The Administrator is authorized to grant Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine consistent with the Plan.

          (b)   A Stock Appreciation Right shall entitle the Holder (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the Stock Appreciation Right from the Fair Market Value on the date of exercise of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Administrator may impose. Except as described in (c) below, the exercise price per Share subject to each Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value on the date the Stock Appreciation Right is granted.

Appendix A to
TeleTech Holdings, Inc.
2010 Definitive Proxy Statement

          (c)   Notwithstanding the foregoing provisions of Section 10.1(b) to the contrary, in the case of a Stock Appreciation Right that is a Substitute Award, the exercise price per share of the shares subject to such Stock Appreciation Right may be less than 100% of the Fair Market Value per share on the date of grant; provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

       10.2  Stock Appreciation Right Vesting.

          (a)   The period during which the right to exercise, in whole or in part, a Stock Appreciation Right vests in the Holder shall be set by the Administrator and the Administrator may determine that a Stock Appreciation Right may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Affiliate, or any other criteria selected by the Administrator. At any time after grant of a Stock Appreciation Right, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which a Stock Appreciation Right vests.

          (b)   No portion of a Stock Appreciation Right which is unexercisable at Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the applicable Program or the Award Agreement or by action of the Administrator following the grant of the Stock Appreciation Right.

       10.3  Manner of Exercise.    All or a portion of an exercisable Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the stock administrator of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

          (a)   A written or electronic notice complying with the applicable rules established by the Administrator stating that the Stock Appreciation Right, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Stock Appreciation Right or such portion of the Stock Appreciation Right;

          (b)   Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance; and

          (c)   In the event that the Stock Appreciation Right shall be exercised pursuant to this Section 10.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Stock Appreciation Right.

       10.4  Stock Appreciation Right Term.    The term of each Stock Appreciation Right shall be set by the Administrator in its sole discretion; provided, however, that the term shall not be more than ten (10) years from the date the Stock Appreciation Right is granted. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Stock Appreciation Rights, which time period may not extend beyond the expiration date of the Stock Appreciation Right term. Except as limited by the

Appendix A to
TeleTech Holdings, Inc.
2010 Definitive Proxy Statement

requirements of Section 409A of the Code and regulations and rulings thereunder, the Administrator may extend the term of any outstanding Stock Appreciation Right, and may extend the time period during which vested Stock Appreciation Rights may be exercised, in connection with any Termination of Service of the Holder, and may amend any other term or condition of such Stock Appreciation Right relating to such a Termination of Service.

       10.5  Payment.    Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article 10 shall be in cash, Shares (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.

ARTICLE 11.
ADDITIONAL TERMS OF AWARDS

       11.1  Payment.    The Administrator shall determine the methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) or Shares held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) subject to the prior approval of the Administrator, delivery of a written or electronic notice that the Holder has placed a market sell order with a broker with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided, that payment of such proceeds is then made to the Company upon settlement of such sale, or (d) other form of legal consideration acceptable to the Administrator. The Administrator shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Holders. Notwithstanding any other provision of the Plan to the contrary, no Holder who is a Director or an "executive officer" of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

       11.2  Tax Withholding.    The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder's FICA or employment tax obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan. The Administrator may in its sole discretion and in satisfaction of the foregoing requirement allow a Holder to elect to have the Company withhold Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares which may be so withheld or surrendered shall be limited to the number of shares which have a fair market value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

Appendix A to
TeleTech Holdings, Inc.
2010 Definitive Proxy Statement

       11.3  Transferability of Awards.

          (a)   Except as otherwise provided in Section 11.3(b):

            (i)    No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed;

            (ii)   No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence; and

            (iii)  During the lifetime of the Holder, only the Holder may exercise an Award (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or the Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Holder's will or under the then applicable laws of descent and distribution.

          (b)   Notwithstanding Section 11.3(a), the Administrator, in its sole discretion, may determine to permit a Holder to transfer an Award other than an Incentive Stock Option to any one or more Permitted Transferees, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution, or as expressly authorized by the Administrator; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award); and (iii) the Holder and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws and (C) evidence the transfer.

          (c)   Notwithstanding Section 11.3(a), a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or the Award Agreement applicable to the Holder, except to the extent the Plan, the Program and the Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Holder is married and resides in a community property state, a designation of a person other than the Holder's spouse as his or her beneficiary with respect to more than 50% of the Holder's interest in the Award shall not be effective without the prior written or electronic consent of the Holder's spouse. If no beneficiary has been designated or survives the Holder, payment shall be made to the

Appendix A to
TeleTech Holdings, Inc.
2010 Definitive Proxy Statement

  person entitled thereto pursuant to the Holder's will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time provided the change or revocation is filed with the Administrator prior to the Holder's death.

       11.4  Conditions to Issuance of Shares.

          (a)   Notwithstanding anything herein to the contrary, in the event of a dispute with any Holder, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Board or the Committee has determined, with advice of counsel, that the issuance of such shares is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded, and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Holder make such reasonable covenants, agreements, and representations as the Board or the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

          (b)   All Share certificates delivered pursuant to the Plan and all shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state, or foreign securities or other laws, rules and regulations and the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted, or traded. The Administrator may place legends on any Share certificate or book entry to reference restrictions applicable to the Shares.

          (c)   The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

          (d)   No fractional Shares shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding down.

          (e)   Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any applicable law, rule or regulation, the Company shall not deliver to any Holder certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

       11.5  Forfeiture Provisions.    Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in the terms of Awards made under the Plan, or to require a Holder to agree by separate written or electronic instrument, that: (a)(i) any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any Shares underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (b)(i) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (ii) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (iii) the Holder incurs a Termination of Service

Appendix A to
TeleTech Holdings, Inc.
2010 Definitive Proxy Statement

for "cause" (as such term is defined in the sole discretion of the Administrator, or as set forth in a written agreement relating to such Award between the Company and the Holder).

       11.6  Prohibition on Repricing.    Subject to Section 13.2, the Administrator shall not, without the approval of the stockholders of the Company, (i) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per share, or (ii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares. Subject to Section 13.2, the Administrator shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award.

ARTICLE 12.
ADMINISTRATION

       12.1  Administrator.    The Compensation Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein) and, unless otherwise determined by the Board, shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as both a "non-employee director" as defined by Rule 16b-3 of the Exchange Act or any successor rule, an "outside director" for purposes of Section 162(m) of the Code and an "independent director" under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded; provided, that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 12.l or otherwise provided in any charter of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written or electronic notice to the Board. Vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 12.6.

       12.2  Duties and Powers of Committee.    It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan, the Program and the Award Agreement, and to adopt such rules for the administration, interpretation and application of the Plan as are not inconsistent therewith, to interpret, amend or revoke any such rules and to amend any Program or the Award Agreement provided that the rights or obligations of the Holder of the Award that is the subject of any such Program or Award Agreement are not affected adversely by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 13.10. Any such grant or award under the Plan need not be the same with respect to each Holder. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or any successor rule, or Section 162(m) of the Code, or any regulations or rules issued

Appendix A to
TeleTech Holdings, Inc.
2010 Definitive Proxy Statement

thereunder, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.

       12.3  Action by the Committee.    Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company's independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

       12.4  Authority of Administrator.    Subject to any specific designation in the Plan, the Administrator has the exclusive power, authority and sole discretion to:

          (a)   Designate Eligible Individuals to receive Awards;

          (b)   Determine the type or types of Awards to be granted to each Eligible Individual;

          (c)   Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

          (d)   Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any performance criteria, any reload provision, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

          (e)   Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

          (f)    Prescribe the form of each Award Agreement, which need not be identical for each Holder;

          (g)   Decide all other matters that must be determined in connection with an Award;

          (h)   Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

          (i)    Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement; and

          (j)    Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.

       12.5  Decisions Binding.    The Administrator's interpretation of the Plan, any Awards granted pursuant to the Plan, any Program, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

       12.6  Delegation of Authority.    To the extent permitted by applicable law, court order or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, the Board or Committee may from time to time delegate to a committee of one or more

Appendix A to
TeleTech Holdings, Inc.
2010 Definitive Proxy Statement

members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to Article 12; provided, however, that in no event shall an officer of the Company be delegated the authority to grant awards to, or amend awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under Section 162(m) of the Code and applicable securities laws or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.6 shall serve in such capacity at the pleasure of the Board and the Committee.

ARTICLE 13.
MISCELLANEOUS PROVISIONS

       13.1  Amendment, Suspension or Termination of the Plan.    Except as otherwise provided in this Section 13.1, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without approval of the Company's stockholders given within twelve (12) months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 13.2, (i) increase the limits imposed in Section 3.1 on the maximum number of shares which may be issued under the Plan, (ii) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan, or (iii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares. Except as provided in Section 13.10, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Award be granted under the Plan after the tenth (10th) anniversary of the Effective Date.

       13.2  Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

          (a)   In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company's stock or the share price of the Company's stock other than an Equity Restructuring, the Administrator shall make equitable adjustments, if any, to reflect such change with respect to (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of shares which may be issued under the Plan and adjustments of the Award Limit); (ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iv) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Performance-

Appendix A to
TeleTech Holdings, Inc.
2010 Definitive Proxy Statement

  Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

          (b)   In the event of any transaction or event described in Section 13.2(a) or any unusual or nonrecurring transactions or events affecting the Company, any Affiliate of the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations or accounting principles, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder's request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

            (i)    To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder's rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 13.2 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder's rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Holder's rights had such Award been currently exercisable or payable or fully vested;

            (ii)   To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

            (iii)  To make adjustments in the number and type of shares of the Company's stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;

            (iv)  To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Program or Award Agreement; and

            (v)   To provide that the Award cannot vest, be exercised or become payable after such event.

          (c)   In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 13.2(a) and 13.2(b):

            (i)    The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted; and/or

Appendix A to
TeleTech Holdings, Inc.
2010 Definitive Proxy Statement

            (ii)   The Administrator shall make such equitable adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of shares which may be issued under the Plan and adjustments of the Award Limit. The adjustments provided under this Section 13.2(c) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company.

          (d)   The Administrator may, in its sole discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

          (e)   With respect to Awards which are granted to Covered Employees and are intended to qualify as Performance-Based Compensation, no adjustment or action described in this Section 13.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify as Performance-Based Compensation, unless the Administrator determines that the Award should not so qualify. No adjustment or action described in this Section 13.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions.

          (f)    The existence of the Plan, the Program, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

          (g)   No action shall be taken under this Section 13.2 which shall cause an Award to fail to comply with Section 409A of the Code or the Treasury Regulations thereunder, to the extent applicable to such Award.

          (h)   In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Common Stock or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of thirty (30) days prior to the consummation of any such transaction.

       13.3  Approval of Plan by Stockholders.    The Plan will be submitted for the approval of the Company's stockholders within twelve (12) months after the date of the Board's initial adoption of the Plan. Awards may be granted or awarded prior to the Stockholder Approval Date, provided that such Awards shall not be exercisable, shall not vest and the restrictions thereon shall not lapse and no shares

Appendix A to
TeleTech Holdings, Inc.
2010 Definitive Proxy Statement

of Common Stock shall be issued pursuant thereto prior to the Stockholder Approval Date, and provided further that if such approval has not been obtained at the end of said twelve (12) month period, all Awards previously granted or awarded under the Plan shall thereupon be canceled and become null and void. As of the Stockholder Approval Date, no further grants or issuances of Awards shall be made under the Prior Plans; provided, however, that any Awards outstanding under the Prior Plans as of the Stockholder Approval Date shall continue to be governed in accordance with the terms and conditions of the respective Prior Plan and any applicable Award Agreements.

       13.4  No Stockholders Rights.    Except as otherwise provided herein, a Holder shall have none of the rights of a stockholder with respect to shares of Common Stock covered by any Award until the Holder becomes the record owner of such shares of Common Stock.

       13.5  Paperless Administration.    If the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.

       13.6  Effect of Plan upon Other Compensation Plans.    The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Affiliate. Nothing in the Plan shall be construed to limit the right of the Company or any Affiliate: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Affiliate, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

       13.7  Compliance with Laws.    The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including but not limited to state, federal and foreign securities law and margin requirements), the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

       13.8  Titles and Headings, References to Sections of the Code or Exchange Act.    The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

       13.9  Governing Law.    The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.

     13.10  Section 409A.    To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Program pursuant to which such Award is granted

Appendix A to
TeleTech Holdings, Inc.
2010 Definitive Proxy Statement

and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan, the Program and any Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Program and Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

     13.11  No Rights to Awards.    No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Holders or any other persons uniformly.

     13.12  Unfunded Status of Awards.    The Plan is intended to be an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Program or the Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Affiliate.

     13.13  Indemnification.    To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

     13.14  Relationship to other Benefits.    No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

     13.15  Expenses.    The expenses of administering the Plan shall be borne by the Company and its Affiliates.

* * * * *

Appendix A to
TeleTech Holdings, Inc.
2010 Definitive Proxy Statement

I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of TeleTech Holdings, Inc. on March 30, 2010.

* * * * *

I hereby certify that the foregoing Plan was approved by the stockholders of TeleTech Holdings, Inc. on                                    , 2010.

Executed on this                        day of                                    , 2010.

William H. Brierly, Corporate Secretary

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TELETECH HOLDINGS, INC. M23847-P93028 9197 SOUTH PEORIA STREET ENGLEWOOD, CO 80112 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. Please indicate if you plan to attend this meeting. For Against Abstain 2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2010. 3. To approve the TeleTech Holdings, Inc. 2010 Equity Incentive Plan. For address changes and/or comments, please check this box and write them on the back where indicated. For All Withhold All For All Except 0 0 0 0 0 0 Yes No 0 0 0 0 0 0 01) Kenneth D. Tuchman 02) James E. Barlett 03) William Linnenbringer 04) Ruth C. Lipper 05) Shrikant Mehta 06) Anjan Mukherjee 07) Robert M. Tarola 08) Shirley Young 1. Election of Directors Nominees: VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 26, 2010. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by TeleTech Holdings, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 26, 2010. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. The Board of Directors recommends that you vote FOR the following: The Board of Directors recommends you vote FOR the following proposals: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Address Changes/Comments:  (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) The undersigned, having received Notice of Annual Meeting and Proxy Statement, hereby appoints KENNETH D. TUCHMAN and WILLIAM H. BRIERLY, and each of them, proxies with full power of substitution, for and in the name of the undersigned, to vote all shares of Common Stock of TELETECH HOLDINGS, INC. owned of record by the undersigned at the 2010 Annual Meeting of Stockholders to be held at TeleTech's headquarters located at 9197 South Peoria Street, Englewood, CO 80112 on May 27, 2010 at 10:00 a.m. local time, and any adjournments or postponements thereof, in accordance with the directions marked on the reverse side hereof. The proxies, or each of them, in their or his or her sole discretion, are authorized to vote for the election of a person nominated to the Board of Directors if any nominee named herein becomes unable to serve or if for any reason whatsoever, another nominee is required, and the proxies, or each of them, in their or his or her sole discretion are further authorized to vote on other matters which may properly come before the 2010 Annual Meeting and any adjournments or postponements thereof. You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The proxies cannot vote these shares unless you sign and return this card. This Proxy is Solicited on Behalf of The Board of Directors of TELETECH HOLDINGS, INC. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and 10-K Wrap are available at www.proxyvote.com. Continued and to be signed on reverse side M23848-P93028 ADMISSION TICKET ANNUAL MEETING OF STOCKHOLDERS OF TELETECH HOLDINGS, INC. May 27, 2010 10:00 a.m. MDT TeleTech’s Headquarters 9197 South Peoria Street Englewood, CO 80112 1-1800-TELETECH Please date, sign and mail your proxy card in the enclosed envelope as soon as possible.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT ANNUAL MEETING OF STOCKHOLDERS To be Held on Thursday, May 27, 2010
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1: ELECTION OF DIRECTORS
PROPOSAL 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL 3 APPROVAL OF TELETECH HOLDINGS, INC. 2010 EQUITY INCENTIVE PLAN
CORPORATE GOVERNANCE AND BOARD OF DIRECTOR MATTERS
EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
REPORT OF THE COMPENSATION COMMITTEE
EXECUTIVE COMPENSATION TABLES
REPORT OF THE AUDIT COMMITTEE
PRINCIPAL INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
GENERAL INFORMATION
OTHER BUSINESS
ANNUAL REPORT ON FORM 10-K
TELETECH HOLDINGS, INC. 2010 EQUITY INCENTIVE PLAN